                                                                    EXHIBIT 10.1

================================================================================

                                CREDIT AGREEMENT

                                   DATED AS OF

                                  June 29, 2007

                                      among

         Certain Subsidiaries of W.P. CAREY & CO. LLC identified herein, as Borrowers

                              W.P. CAREY & CO. LLC,
                                  as Guarantor

                            The Lenders Party Hereto,

                                       and

                             BANK OF AMERICA, N.A.,
           as Administrative Agent, Swing Line Lender and Issuing Bank

================================================================================

                              THE BANK OF NEW YORK,

                           JP MORGAN CHASE BANK, N.A.

                                       and

                         PNC BANK, NATIONAL ASSOCIATION
                            as Co-Syndication Agents,

                             CHARTER ONE BANK, N.A.
                             as Documentation Agent,

                          EUROHYPO AG, NEW YORK BRANCH
                                   as Co-Agent

                                       and

                         BANC OF AMERICA SECURITIES LLC,
                   as Sole Lead Arranger and Sole Book Runner

                                TABLE OF CONTENTS

                                                                                                                   Page
ARTICLE I   DEFINITIONS..........................................................................................     1
         Section 1.1.  Defined Terms.............................................................................     1
         Section 1.2.  Classification of Loans and Borrowings....................................................    24
         Section 1.3.  Terms Generally...........................................................................    24
         Section 1.4.  Accounting Terms; GAAP....................................................................    24
         Section 1.5.  Letter of Credit Amounts..................................................................    24

ARTICLE II  THE CREDITS..........................................................................................    25
         Section 2.1.  Commitments...............................................................................    25
         Section 2.2.  Loans and Borrowings......................................................................    25
         Section 2.3.  Requests for Revolving Borrowings.........................................................    26
         Section 2.4.  Competitive Bid Procedure.................................................................    26
         Section 2.5.  Extension of Maturity Date................................................................    28
         Section 2.6.  Letters of Credit.........................................................................    29
         Section 2.7.  Funding of Revolving Borrowings...........................................................    33
         Section 2.8.  Interest Elections........................................................................    33
         Section 2.9.  Termination and Reduction of Commitments..................................................    35
         Section 2.10.  Repayment of Loans; Evidence of Debt.....................................................    35
         Section 2.11.  Prepayment of Loans......................................................................    36
         Section 2.12.  Fees.....................................................................................    37
         Section 2.13.  Interest.................................................................................    38
         Section 2.14.  Alternate Rate of Interest...............................................................    39
         Section 2.15.  Increased Costs..........................................................................    39
         Section 2.16.  Break Funding Payments...................................................................    40
         Section 2.17.  Taxes....................................................................................    41
         Section 2.18.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs..............................    42
         Section 2.19.  Mitigation Obligations; Replacement of Lenders...........................................    43
         Section 2.20.  Swing Line Loans.........................................................................    44
         Section 2.21.  Increase in Commitment...................................................................    46

ARTICLE III  REPRESENTATIONS AND WARRANTIES......................................................................    47
         Section 3.1.  Organization; Powers......................................................................    47
         Section 3.2.  Authorization; Enforceability.............................................................    47
         Section 3.3.  Governmental Approvals; No Conflicts......................................................    48
         Section 3.4.  Financial Condition; No Material Adverse Effect...........................................    48
         Section 3.5.  Properties................................................................................    48
         Section 3.6.  Litigation And Environmental Matters......................................................    49
         Section 3.7.  Compliance With Laws And Agreements.......................................................    49
         Section 3.8.  Investment Company Status.................................................................    49
         Section 3.9.  Taxes.....................................................................................    49
         Section 3.10.  ERISA....................................................................................    49
         Section 3.11.  Disclosure...............................................................................    49
         Section 3.12.  SEC Reports..............................................................................    50

ARTICLE IV.  CONDITIONS..........................................................................................    50
         Section 4.1.  Closing Date..............................................................................    50

         Section 4.2.  Each Credit Event.........................................................................    51

ARTICLE V.  AFFIRMATIVE COVENANTS................................................................................    51
         Section 5.1.  Financial Statements and Other Information................................................    51
         Section 5.2.  Notices of Material Events................................................................    53
         Section 5.3.  Existence; Conduct of Business............................................................    54
         Section 5.4.  Payment of Obligations....................................................................    54
         Section 5.5.  Maintenance of Properties; Insurance......................................................    54
         Section 5.6.  Books and Records; Inspection Rights......................................................    54
         Section 5.7.  Compliance with Laws......................................................................    55
         Section 5.8.  Use of Proceeds and Letters of Credit.....................................................    55
         Section 5.9.  Distributions in the Ordinary Course......................................................    55
         Section 5.10.  ERISA Compliance.........................................................................    55
         Section 5.11.  Company Status...........................................................................    55
         Section 5.12.  Additional Borrowers.....................................................................    55

ARTICLE VI.  NEGATIVE COVENANTS..................................................................................    56
         Section 6.1.  Financial Covenants.......................................................................    56
         Section 6.2.  Liens.....................................................................................    57
         Section 6.3.  Fundamental Changes.......................................................................    57
         Section 6.4.  Hedging Agreements........................................................................    58
         Section 6.5.  Transactions with Affiliates..............................................................    58

ARTICLE VII.  EVENTS OF DEFAULT..................................................................................    58

ARTICLE VIII.  THE AGENT.........................................................................................    61
         Section 8.1.  Appointment...............................................................................    61
         Section 8.2.  Administrative Agent's Right as Lender....................................................    61
         Section 8.3.  Exculpatory Provisions....................................................................    61
         Section 8.4.  Reliance by Agents........................................................................    62
         Section 8.5.  Sub-Agents................................................................................    62
         Section 8.6.  Resignation/Successor Administrative Agent................................................    62
         Section 8.7.  Non-Reliance on Administrative Agent or Other Lenders.....................................    63
         Section 8.8.  Co-Syndication Agents, Documentation Agent and Sole Lead Arranger and Sole Book Runner....    63

ARTICLE IX.  MISCELLANEOUS.......................................................................................    63
         Section 9.1.  Notices...................................................................................    63
         Section 9.2.  Waivers; Amendments.......................................................................    65
         Section 9.3.  Expenses; Indemnity; Damage Waiver........................................................    66
         Section 9.4.  Successors and Assigns....................................................................    67
         Section 9.5.  Survival..................................................................................    70
         Section 9.6.  Counterparts; Integration; Effectiveness..................................................    70
         Section 9.7.  Severability..............................................................................    70
         Section 9.8.  Right of Setoff...........................................................................    71
         Section 9.9.  Governing Law; Jurisdiction; Consent to Service of Process................................    71
         Section 9.10.  WAIVER OF JURY TRIAL.....................................................................    71
         Section 9.11.  Headings.................................................................................    72
         Section 9.12.  Confidentiality..........................................................................    72
         Section 9.13.  Interest Rate Limitation.................................................................    72
         Section 9.14.  No Bankruptcy Proceedings................................................................    72

         Section 9.15.  USA Patriot Act..........................................................................    73
         Section 9.16.  No Advisory or Fiduciary Responsibility..................................................    73
         Section 9.17.  Joint and Several Liability of Borrowers.................................................    73

ARTICLE X.  GUARANTY.............................................................................................    75
         Section 10.1.  The Guaranty.............................................................................    75
         Section 10.2.  Obligations Unconditional................................................................    75
         Section 10.3.  Reinstatement............................................................................    76
         Section 10.4.  Certain Additional Waivers...............................................................    77
         Section 10.5.  Remedies.................................................................................    77
         Section 10.6.  Guaranty of Payment; Continuing Guarantee................................................    77

          Exhibits

          2.3 Borrowing Request for Revolving Loans
          2.10(a) Form of Note
          2.20 Borrowing Request for Swing Line Loans
          4.1(b) Form of Opinion
          5.1 Financial Covenant Compliance Analysis
          5.1(a) Quarterly Compliance Certificate
          5.1(b) Annual Compliance Certificate
          5.12 Form of Joinder Agreement
          9.4(a) Assignment and Acceptance
          9.4(h)(i) Designated Bank Note
          9.4(h)(ii) Designation Agreement

          Schedules

          1.1(a) Lenders and Commitments
          1.1(b) CPA REITs
          1.1(c) Eligible Ground Leases
          3.2      List of Company and Subsidiaries
          3.6      Disclosed Matters

                                CREDIT AGREEMENT

      THIS CREDIT AGREEMENT (this "Agreement") is entered into as of June 29, 2007, among W.P. Carey & Co. LLC (the "Company"), as guarantor, certain Subsidiaries of the Company identified herein (individually, a "Borrower" and collectively, the "Borrowers"), the Lenders party hereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an Issuing Bank.

      WHEREAS, the Company and the Borrowers have requested that the Lenders provide an unsecured revolving credit facility for the purposes set forth herein; and

      WHEREAS, the Lenders have agreed to make the requested facility available on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      SECTION 1.1. DEFINED TERMS. As used in this Agreement, the following terms have the meanings specified below:

      "ABR," when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

      "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

      "Adjusted Management EBITDA" means, for any period, an amount equal to:

            (a) Management EBITDA during such period; minus

            (b) revenues earned by the Company and its Subsidiaries during such period in equity (if any) of managed funds or CPA REITs; minus

            (c) structuring revenues earned by the Company and its Subsidiaries during such period in excess of 35% of management revenues earned by the Company and its Subsidiaries (as described in clause (a) of the definition of Management EBITDA) during such period; minus

            (d) distributions in cash received by the Company and its Subsidiaries in respect of equity in managed funds and CPA REITs during such period.

      "Adjusted Property EBITDA" means, for any period, an amount equal to:

            (a) Property EBITDA during such period; minus

            (b) EBITDA during such period in respect of Properties owned by the Company or one of its Subsidiaries for fewer than four fiscal quarters.

      "Adjusted Total EBITDA" means, for any period, an amount equal to:

            (a) EBITDA of the Company and its Subsidiaries during such period; plus

            (b) Joint Venture EBITDA for such period; minus

            (c) revenues earned by the Company and its Subsidiaries in equity (if any) of managed funds and CPA REITS under management/advisory contracts; minus

            (d) structuring revenues earned by the Company and its Subsidiaries during such period in excess of 35% of management revenues earned by the Company and its Subsidiaries (as described in clause (a) of the definition of Management EBITDA) during such period; plus

            (e) distributions in cash received by the Company and its Subsidiaries in respect of equity in managed funds and CPA REITS during such period.

      "Administrative Agent" means Bank of America, N.A., in its capacity as administrative agent for the Lenders, or any successor administrative agent.

      "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

      "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

      "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (i) the Prime Rate in effect on such date and (ii) the Federal Funds Effective Rate in effect on such date plus 0.5%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

      "Annual Compliance Certificate" means an Officer's Certificate signed by a Financial Officer, substantially in the form of EXHIBIT 5.1(b).

      "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

      "Applicable Rate" means, for any day, with respect to any Eurodollar Revolving Loan, as the case may be:

            (i) in the event that Moody's or S&P shall have in effect a Debt Rating, the applicable rate per annum set forth below, based upon such Debt Rating from Moody's and S&P, respectively, applicable on such date:

                                      Applicable
                                       Rate for
Pricing        Debt Ratings          Eurodollar
 Level        (S&P/Moody's):       Revolving Loans
------    ----------------------   ---------------
   I      A- / A3 or better             0.50%
   II     BBB+ / Baa1                   0.55%
  III     BBB / Baa2                    0.65%
   IV     BBB- / Baa3                   0.80%
   V      Lower than BBB- / Baa3        1.10%

      For purposes of the foregoing, if a Debt Rating is issued by each of S&P and Moody's, then the higher of such Debt Ratings shall apply, unless there is a split in Debt Ratings of more than one level, in which case the level that is one level lower than the higher Debt Rating shall apply. The Debt Ratings shall be determined from the most recent public announcement of any changes in the Debt Ratings and shall be effective until the next public announcement of any such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating companies or corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation; or

      (ii) in the event that neither Moody's nor S&P shall have in effect a Debt Rating, the applicable rate per annum set forth below, based upon the range into which the Leverage Ratio then falls in accordance with the following table:

                               Applicable Rate
                               for Eurodollar
Level    Leverage Ratio        Revolving Loans
-----   --------------------   ---------------
  I         < or = 35%              0.75%
  II    > 35% but < or = 45%        0.90%
 III    > 45% but < or = 55%        1.10%
  IV         > 55%                  1.20%

The Leverage Ratio shall be determined as of the end of each fiscal quarter based on the Company's Compliance Certificate delivered pursuant to Section 5.1, and each change in rates resulting from a change in the Leverage Ratio shall be effective from and including the day when the Administrative Agent receives such Compliance Certificate indicating such change to but excluding the effective date of the next such change. Notwithstanding the foregoing, if the Compliance Certificate is not delivered when due in accordance with Section 5.1, then highest pricing shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall continue to apply until the first Business Day immediately following the date the Compliance Certificate is delivered in accordance with Section 5.1, whereupon the Applicable Rate shall be adjusted based upon the calculation of the Leverage Ratio contained in such Compliance Certificate. The Applicable Rate in effect from the Closing Date through the first Business Day immediately following the date a Quarterly Compliance Certificate is required to be delivered pursuant to Section 5.1 for the fiscal quarter ending June 30, 2007 shall be 0.75%.

      "Assignment And Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.4), and accepted by the Administrative Agent, in the form of EXHIBIT 9.4(a) or any other form approved by the Administrative Agent.

      "Availability Period" means the period from and including the Closing Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

      "BAS" means Banc of America Securities LLC.

      "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

      "Borrowers" means the Subsidiaries of the Company identified as the "Borrowers" on the signature pages hereto, each other Domestic Subsidiary of the Company (other than Carey Financial Corp.) that owns Unencumbered Eligible Projects or receives fees under Management Contracts, each Wholly-Owned REIT Subsidiary and each other Person that joins as a Borrower pursuant to Section
5.12 or otherwise, together with their successors and permitted assigns.

      "Borrowing" means (i) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect (a "Revolving Borrowing"), (ii) a Competitive Loan or group of Competitive Loans made on the same date and as to which a single Interest Period is in effect (a "Competitive Borrowing") or (iii) Swing Line Loans made hereunder.

      "Borrowing Request" means a request by the Company on behalf of a Borrower for a Revolving Borrowing in accordance with Section 2.3, substantially in the form of EXHIBIT 2.3, or for a Swing Line Borrowing in accordance with Section 2.20, substantially in the form of EXHIBIT 2.20.

      "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

      "Capital Lease" means any lease by a Person of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, the obligations under which are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP.

      "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any Capital Lease and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

      "Cash and Cash Equivalents" means unrestricted (i) cash, (ii) marketable direct obligations issued or unconditionally guaranteed by the United States government (or any other sovereign nation with an equivalent rating by S&P or Moody's) and backed by the full faith and credit of the United States government or such other nation; and (iii) domestic and Eurodollar certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations), which, at the time of acquisition, are rated A-1 (or better) by S&P or P-1 (or better) by Moody's provided that the maturities of such Cash and Cash Equivalents shall not exceed one year.

      "Change In Control" means (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) (other than the Company, any of its Subsidiaries, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan of the Company or any of its Subsidiaries and other than any wholly owned direct or indirect subsidiary of the Company), of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company; or (ii) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (A) nominated by the board of directors of the Company nor (B) appointed by directors so nominated; or (iii) the acquisition of direct or indirect Control of the Company by any Person or group (other than any wholly owned direct or indirect Subsidiary).

      "Change In Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's or such Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

      "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Competitive Loans.

      "Closing Date" means the date on which the conditions set forth in Section
4.1 are satisfied (or waived in accordance with Section 9.2).

      "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      "Combined Equity Value" means Total Value less Total Outstanding Indebtedness.

      "Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swing Line Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) increased pursuant to Section 2.21, (b) reduced from time to time pursuant to Section 2.9 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.4. The initial amount of each Lender's

Commitment is set forth on SCHEDULE 1.1(a), or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $250,000,000.

      "Company" means W.P. Carey & Co. LLC, a Delaware limited liability company.

      "Competitive Bid" means an offer by a Lender to make a Competitive Loan in accordance with Section 2.4.

      "Competitive Bid Rate" means, with respect to any Competitive Bid, the Margin offered by the Lender making such Competitive Bid.

      "Competitive Bid Request" means a request by the Company on behalf of a Borrower for Competitive Bids in accordance with Section 2.4.

      "Competitive Loan" means a Loan made pursuant to Section 2.4.

      "Compliance Certificate" means either the Annual Compliance Certificate, the Quarterly Compliance Certificate or both.

      "Consolidated Businesses" means the Company and its Subsidiaries, on a consolidated basis (without taking into account any non-wholly owned Person or entity).

      "Contingent Obligation" as to any Person means, without duplication, (i) any contingent obligation of such Person required to be shown on such Person's balance sheet in accordance with GAAP, and (ii) any obligation required to be disclosed in the footnotes to such Person's financial statements in accordance with GAAP, guaranteeing partially or in whole any non-recourse Indebtedness, lease, dividend or other obligation, exclusive of contractual indemnities (including, without limitation, any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets) and guarantees of non-monetary obligations (other than guarantees of completion) which have not yet been called on or quantified, of such Person or of any other Person. The amount of any Contingent Obligation described in clause (ii) shall be deemed to be (a) with respect to a guaranty of interest or interest and principal, or operating income guaranty, the sum of all payments required to be made thereunder (which in the case of an operating income guaranty shall be deemed to be equal to the debt service for the note secured thereby), calculated at the interest rate applicable to such Indebtedness, through (i) in the case of an interest or interest and principal guaranty, the stated dated maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (ii) in the case of an operating income guaranty, the date through which such guaranty will remain in effect, and (b) with respect to all guarantees not covered by the preceding clause (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonable anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and on the footnotes to the most recent financial statements of the Company required to be delivered pursuant hereto. Notwithstanding anything contained herein to the contrary, guarantees of completion and of Nonrecourse Carveouts shall not be deemed to be Contingent Obligations unless and until a claim for payment has been made thereunder, at which time any such guaranty of completion or of Nonrecourse Carveouts shall be deemed to be a Contingent Obligation in an amount equal to any such claim. Subject to the preceding sentence, (i) in the case of a joint and several guaranty given by such Person and another Person (but only to the extent such guaranty is recourse, directly or indirectly to the applicable Person), the amount of the guaranty shall be deemed to be 100% thereof unless and only to the extent that (X) such other Person has delivered Cash or Cash Equivalents to secure all or any part of such Person's guaranteed obligations or
(Y) such other Person
holds an Investment Grade Credit Rating from either Moody's or S&P, and (ii) in the case of a guaranty (whether or not joint and several) of an obligation otherwise constituting Indebtedness of such Person, the amount of such guaranty shall be deemed to be only that amount in excess of the amount of the obligation constituting Indebtedness of such Person. Notwithstanding anything contained herein to the contrary, "Contingent Obligations" shall not be deemed to include guarantees of loan commitments or of construction loans to the extent the same have not been drawn.

      "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "controlled" have meanings correlative thereto.

      "CPA REIT" means a REIT managed or advised by the Company or a Subsidiary and listed on SCHEDULE 1.1(b) (as updated from time to time by the Company).

      "Credit Event" has the meaning set forth in Section 4.2.

      "Debt Rating" means, as of any date of determination, the rating as determined by either S&P or Moody's (collectively, the "Debt Ratings") of the Company's senior unsecured non-credit enhanced long-term Indebtedness for borrowed money.

      "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

      "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

      "Designated Bank" means a special purpose corporation that (i) shall have become a party to this Agreement pursuant to Section 9.4(h), and (ii) is not otherwise a Lender.

      "Designated Bank Notes" means promissory notes of the Borrowers, substantially in the form of EXHIBIT 9.4(h)(i), evidencing the obligation of the Borrowers to repay Competitive Loans made by Designated Banks, as the same may be amended, supplemented, modified or restated from time to time, and "Designated Bank Note" means any one of such promissory notes issued under
Section 9.4(h).

      "Designating Lender" shall have the meaning set forth in Section 9.4(h).

      "Designation Agreement" means a designation agreement in substantially the form of EXHIBIT 9.4(h)(II), entered into by a Lender and a Designated Bank and accepted by the Administrative Agent.

      "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in SCHEDULE 3.6.

      "Dollars" or "$" refers to lawful money of the United States of America.

      "Domestic Subsidiary" means any Subsidiary that is organized under the laws of any state of the United States or the District of Columbia.

      "EBITDA" means, for any Person for any period, the Net Income (Loss) of such Person for such period taken as a single accounting period, plus (a) the sum of the following amounts of such Person and its subsidiaries for such period determined on a consolidated basis in conformity with GAAP to the extent included in the determination of such Net Income (Loss): (i) depreciation expense, (ii) amortization expense and other non-cash charges, (iii) interest expense, (iv) income tax expense, (v) extraordinary losses and other non-recurring charges (and other losses on asset sales not otherwise included in extraordinary losses and other non-recurring charges), and (vi) adjustments as a result of the straight lining of rents, less (b) extraordinary gains (and in the case of the Company and its consolidated subsidiaries, other gains on asset sales not otherwise included in extraordinary gains) of such Person and its subsidiaries determined on a consolidated basis in conformity with GAAP to the extent included in the determination of such Net Income (Loss).

      "Eligible Ground Lease" means a ground lease that (a) has a minimum remaining term of thirty (30) years, including tenant controlled options, as of any date of determination, (b) has customary notice rights, default cure rights, bankruptcy new lease rights and other customary provisions for the benefit of a leasehold mortgagee or has equivalent protection for a leasehold permanent mortgagee by a subordination to such leasehold permanent mortgagee of the landlord's fee interest, and (c) is otherwise acceptable for non-recourse leasehold mortgage financing under customary prudent lending requirements. The Eligible Ground Leases as of the date of this Agreement are listed on SCHEDULE 1.1(c).

      "Eligible Project" means a Project (i) which is free of all title defects and material structural defects, as verified by an Officer's Certificate in form and substance satisfactory to the Administrative Agent, and (ii) which is free of Hazardous Materials except as would not materially affect the value of such Project, as verified by an Officer's Certificate in form and substance satisfactory to the Administrative Agent.

      "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material.

      "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

      "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

      "Eurodollar" when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

      "Event of Default" has the meaning set forth in Section 7.1.

      "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which such Loan Party is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by such Loan Party under Section 2.19(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.17(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from such Loan Party with respect to such withholding tax pursuant to Section 2.17(a).

      "Facility Fee Rate" means the applicable rate per annum set forth below under the caption "Facility Fee Rate" based upon the Debt Ratings by Moody's and S&P, respectively, applicable on such date:

            Debt Ratings         Facility Fee
Level      (S&P/Moody's):            Rate
-----   ----------------------   ------------
  I     A- / A3 or better           0.10%
 II     BBB+ / Baa1                 0.15%
 III    BBB / Baa2                  0.15%
 IV     BBB- / Baa3                 0.20%
  V     Lower than BBB- / Baa3      0.25%

      For purposes of the foregoing, if a Debt Rating is issued by each of S&P and Moody's, then the higher of such Debt Ratings shall apply, unless there is a split in Debt Ratings of more than one level, in which case the level that is one level lower than the higher Debt Rating shall apply. The Debt Ratings shall be determined from the most recent public announcement of any changes in the Debt Ratings and shall be effective until the next public announcement of any such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating companies or corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Facility Fee Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

      "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by an officer of the Company acting in good faith and shall be evidenced by an Officer's Certificate, except in the case of the determination of Fair Market Value of Permitted REIT Investments which are "restricted securities" as defined in the definition of REIT Investment Value having a Fair Market Value in excess of $5,000,000, in which case the determination of such Fair Market Value shall be, at the election of the Company, by (i) the board of directors of the Company acting in good faith and shall be evidenced by a resolution of the board of directors, or (ii) an appraisal of an independent third-party appraiser which shall be a Person regularly engaged in the valuation of securities of the same type as such Permitted REIT Investment. The Fair Market Value of any readily marketable securities shall be the number of such securities multiplied by the average Market Price per share or per unit of such securities during the five consecutive trading days immediately preceding the date of determination. The "Market Price" of any security on any trading day shall mean, with respect to any security which is listed on a national securities exchange, the last sale price regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the New York Stock Exchange, or, if such security is not listed or admitted to trading on such exchange, on the principal national securities exchange on which such security is listed or admitted to trading, or, if such security is not listed or admitted to trading on any national securities exchange but is designated as a national market system security by the National Association of Securities Dealers, the last sale price, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case as reported on the National Association of Securities Dealers Automated Quotation/National Market System, or if such security is not so designated as a national market systems security, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers or similar organization if the National Association of Securities Dealers is no longer reporting such information. With respect to operating partnership units of any REIT, such operating partnership units shall in no event have a value greater than the value of the number of shares of the REIT into which such operating partnership units are then convertible.

      "Federal Funds Effective Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

      "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

      "Financial Statements" means financial statements presenting the consolidated financial position of the Company and its Subsidiaries as at the date indicated and the results of their operations and cash flow for the period indicated in accordance with GAAP, subject to normal adjustments.

      "Fixed Charges" means, with respect to any period, the sum of (a) Total Interest Expense for such period plus (b) the aggregate of all scheduled principal payments on Total Outstanding Indebtedness according to GAAP made or required to be made during such period by the Company and its Subsidiaries (with appropriate adjustments for minority interests) or allocable to the Company and its Subsidiaries on account of Joint Venture Holdings (but excluding balloon payments of principal due upon the stated maturity of any Indebtedness) plus (c) the aggregate of all dividends payable on the Company's or any of its consolidated Subsidiaries' preferred equity interests (if any).

      "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Company is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

      "GAAP" means generally accepted accounting principles in the United States of America.

      "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

      "Guarantee" of or by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness or other obligation or (d) as an account party or applicant in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

      "Guarantor" means the Company in its capacity as guarantor hereunder.

      "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

      "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

      "Improvements" means all buildings, fixtures, structures, parking areas, landscaping and other improvements whether existing now or hereafter constructed, together with all machinery and mechanical, electrical, HVAC and plumbing systems presently located thereon and used in the operation thereof, excluding (a) any such items owned by utility service providers, (b) any such items owned by tenants or other third parties unaffiliated with the Company and
(c) any items of personal property.

      "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid (excluding current Taxes, water and sewer charges and assessments and current trade liabilities incurred in the ordinary course of business in accordance with customary terms), (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (other than current trade liabilities incurred in the ordinary course of business in accordance with customary terms), (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others and other Contingent Obligations, (h) all Capital Lease Obligations of such Person,
(i) all obligations, contingent or otherwise, of such Person as an account party or applicant in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, (k) all obligations of such Person to purchase or redeem any shares of equity securities issued by such Person, including obligations under so-called forward equity purchase contracts to the extent such obligations are not payable solely in equity interests, (l) all obligations of such Person in respect of any forward contract, futures contract, swap or other agreement, the value of which is dependent upon interest rates or currency exchange rates, and
(m) all obligations of such Person in respect of any so-called "synthetic lease" (i.e., a lease of property which is treated as an operating lease under GAAP and as a loan for U.S. income tax purposes). The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

      "Indemnified Taxes" means Taxes other than Excluded Taxes.

      "Interest Election Request" means a request by the Company to convert or continue a Revolving Borrowing in accordance with Section 2.8.

      "Interest Payment Date" means (a) with respect to any ABR Loan (including any Swing Line Loan), the last Business Day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last Business Day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

      "Interest Period" means with respect to any Eurodollar Borrowing the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Company on behalf of a Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day,

(ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, and (iii) the Interest Period for Eurodollar Revolving Borrowings may be shorter than one (1) month in order to consolidate two (2) or more Eurodollar Revolving Borrowings. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

      "Investment Grade Credit Rating" means a Debt Rating of BBB- or higher by S&P or Baa3 or higher by Moody's.

      "Issuing Banks" means (a) Bank of America, N.A. and (b) up to two other Lenders designated by the Company from time to time (subject to the consent of the Administrative Agent, not to be unreasonably withheld, and such Lender), in each case in their capacity as the issuer of Letters of Credit hereunder, and their successors in such capacity as provided in Section 2.6(i). An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term "Issuing Banks" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

      "Joint Venture" means a partnership, limited liability company, joint venture (including a tenancy-in-common ownership pursuant to a written agreement providing for substantially the same rights and obligations relating to such property that would be in a joint venture agreement), or corporation which is not wholly-owned by the Company (or one of its Subsidiaries).

      "Joint Venture EBITDA" means, for any period, EBITDA from a Joint Venture Holding, calculated as revenue allocated to the Company and its Subsidiaries based on its ownership interest in such Joint Venture Holding, minus 2% of such revenue.

      "Joint Venture Holding" means an interest in a Joint Venture held or owned by the Company (or one of its Subsidiaries).

      "LC Disbursement" means a payment made by an Issuing Bank pursuant to a Letter of Credit.

      "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

      "LC Sublimit" has the meaning set forth in Section 2.6(b).

      "Lease" means a lease, license, concession agreement or other agreement providing for the use or occupancy of any portion of any Project, including all amendments, supplements, modifications and assignments thereof and all side letters or side agreements relating thereto.

      "Lender Affiliate" means, (a) with respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

      "Lenders" means (a) the Persons listed on SCHEDULE 1.1(a) and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance, (b) the Designated Banks; provided, however, that the term "Lender" shall exclude each Designated Bank when used in reference to a Revolving Loan, the Commitments or terms relating to the Revolving Loans and the Commitments and shall further exclude each Designated Bank for all other purposes hereunder except that any Designated Bank which funds a Competitive Loan shall, subject to Section 9.4(h), have the rights (including, without limitation, the rights given to a Lender contained in Article IX) and obligations of a Lender associated with holding such Competitive Loan and (c) as the context requires, the Swing Line Lender.

      "Letter of Credit" means any standby letter of credit issued pursuant to this Agreement.

      "Leverage Ratio" as of any date means the ratio, expressed as a percentage, of the Total Outstanding Indebtedness as of such date to the Total Value as of such date.

      "LIBO Rate" means, for any Interest Period with respect to a Eurodollar Borrowing, the rate per annum equal to the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the "LIBO Rate" for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Borrowing being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

      "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset (excluding, in the case of assets consisting of Real Property owned by the Company, its Subsidiaries or a Joint Venture, the lien of a mortgage or deed of trust on the Real Property interest not owned by the Company, its Subsidiaries or the Joint Venture; provided that the ownership or estate interest of the Company or a Subsidiary in such Real Property is not subordinate to such a lien and such interest would not be adversely affected by such lien either through foreclosure thereof or otherwise (e.g., a mortgage on the leasehold interest of a Project owned in fee by a Subsidiary does not constitute a Lien)), (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

      "Loans" means the Revolving Loans, the Competitive Loans and the Swing Line Loans or any one of them, as applicable.

      "Loan Documents" means this Agreement, the Notes and all other instruments, agreements and written obligations between a Loan Party and any of the Lenders pursuant to or in connection with the Transactions.

      "Loan Parties" means the Borrowers and the Guarantor.

      "Management Contract" means a management contract or advisory agreement under which the Company or one of its Subsidiaries provides management and advisory services to a third party, consisting of management of properties or provision of advisory services on property acquisition and dispositions, equity and debt placements and related transactional matters.

      "Management EBITDA" means, for any period, an amount equal to:

            (a) the aggregate sum of revenues for such period earned by the Company and its Subsidiaries from providing management services under Management Contracts, including asset management revenue, performance revenue, structuring revenue, advisor's participation in cash flow (if any), interest income or any revenue earned as stipulated in a Management Contract and booked for financial reporting purposes, together with appropriate adjustments for minority interests and excluding revenue related to reimbursed costs but including distributions received for such period related to the ownership of shares in managed funds and CPA REITs; minus

            (b) Management G&A expense for such period.

      "Management G&A Expense" means, for any period, (a) Total G&A Expense during such period (net of reimbursed costs) minus (b) Property G&A Expense for such period.

      "Margin" means, with respect to any Competitive Loan, the marginal rate of interest, if any, to be added to or subtracted from the Adjusted LIBO Rate to determine the rate of interest applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.

      "Margin Stock" means "margin stock" or "margin securities" as such terms are defined in Regulation U and Regulation X of the Board as in effect from time to time.

      "Marketable Securities" means short-term marketable securities, issued by any entity (other than an Affiliate of the Company) organized and existing under the laws of the United States of America, with a long-term unsecured indebtedness rating, at the time when any investment therein is made, with Moody's or S&P of Baa2/BBB or better, respectively.

      "Material Adverse Effect" means a material adverse effect on (a) the business, assets, financial condition or results of operations of the Company and the Subsidiaries taken as a whole or (b) the validity or enforceability of the Loan Documents or the rights or remedies of the Administrative Agent and the Lenders under the Loan Documents.

      "Material Indebtedness" means Indebtedness (other than the Loans, Letters of Credit and Nonrecourse Indebtedness), or obligations in respect of one or more Hedging Agreements, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $25,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Company or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

      "Material Subsidiary" means at any time (a) any Borrower or (b) any other Subsidiary which contributes at least $20,000,000 to Total Value.

      "Maturity Date" means June 29, 2011 as such date may be extended pursuant to Section 2.5.

      "Moody's" means Moody's Investors Service, Inc.

      "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

      "Net Asset Value" means the value of a security determined on a net asset value basis by an officer of the Company in good faith and evidenced by an Officer's Certificate, which determination shall be based on an appraisal of an independent third-party appraiser regularly engaged in the valuation of securities of the same type as the securities being valued.

      "Net Income (Loss)" means, for any Person for any period, the aggregate of net income (or loss) of such Person and its subsidiaries for such period, determined on a consolidated basis in conformity with GAAP.

      "Net Offering Proceeds" means all cash or other assets received by the Company as a result of the sale of common shares, preferred shares, partnership interests, limited liability company interests, convertible securities or other ownership or equity interests in the Company, less customary costs and discounts of issuance paid by the Company.

      "Nonrecourse Carveouts" means the personal liability of an obligor under Indebtedness for fraud, misrepresentation, misapplication or misappropriation of cash, waste, environmental liability, bankruptcy filing or any other circumstances customarily excluded from non-recourse provisions and non-recourse financing of real estate.

      "Nonrecourse Indebtedness" of any Person means all Indebtedness of such Person with respect to which recourse for payment is limited to specific assets encumbered by a Lien securing such Indebtedness (other than Nonrecourse Carveouts); provided, that if in connection therewith a personal recourse claim is established by judgment decree or award by any court of competent jurisdiction or arbitrator of competent jurisdiction and execution or enforcement thereof shall not be effectively stayed for 30 consecutive days and such Indebtedness shall not be paid or otherwise satisfied within such 30-day period, then such Indebtedness in an amount equal to the personal recourse claim established by judgment or award shall not constitute Nonrecourse Indebtedness for purposes of this Agreement.

      "Note" means (a) a promissory note in the form attached hereto as EXHIBIT 2.10(a) payable to a Lender, evidencing certain of the Obligations of the Borrowers to such Lender and executed by the Borrowers as set forth in Section 2.10(e), as the same may be amended, supplemented, modified or restated from time to time or (b) a Designated Bank Note, as the context may require. "Notes" means, collectively, all of such Notes outstanding at any given time.

      "Obligations" means, collectively, the obligations of the Loan Parties in respect of principal, interest, fees, indemnities, and all other amounts under or in connection with this Agreement or any of the other Loan Documents, including reimbursement obligations in respect of Letters of Credit, in each case whether such obligation arose before or after the commencement of any bankruptcy, insolvency, receivership or other similar proceeding and whether or not the obligation is undersecured or oversecured or deemed allowable, provable or accruing against any Loan Party in any such proceeding, including interest calculated from the commencement of any such proceeding at the rate provided in
Section 2.13(c).

      "Officer's Certificate" means a certificate signed by the President or any Vice President of the Company or by any Financial Officer or by such other officer as may be specified herein, and delivered to the Administrative Agent hereunder.

      "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

      "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

      "Permitted Encumbrances" means:

            (a) Liens imposed by law for taxes, assessments, governmental charges or levies that are not yet due or are being contested in compliance with Section 5.4;

            (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.4,

            (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations or to secure the performance of bids, purchases, contracts (other than for the payment of borrowed money) and surety, appeal and performance bonds;

            (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

            (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary; and

            (f) statutory and common law landlord Liens;

      provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

      "Permitted REIT Investments" means investments by the Company or any Subsidiary in publicly traded warrants, publicly traded equity securities and operating partnership units of publicly traded REITS (and excluding in any event investments in the securities of the CPA REITS). For purposes hereof, "publicly traded" shall mean that such investments are traded on a nationally-recognized market with widely distributed standard price quotations.

      "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

      "Plan" means any employee pension benefit plan (other than a Multiemployer
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

      "Prime Rate" means the rate of interest publicly announced by the Administrative Agent from time to time as its prime rate in effect. If Bank of America is the Administrative Agent, the "Prime Rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the "Prime Rate" announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

      "Project" means any office, industrial/manufacturing facility, educational facility, retail facility, distribution/warehouse facility, assembly or production facility, hotel, day care center, storage facility, health care/hospital facility, restaurant, radio or TV station, broadcasting/communication facility (including any transmission facility), any combination of any of the foregoing, or any land to be developed into any one or more of the foregoing pursuant to a written agreement with respect to such land for a transaction involving a Lease, in each case owned, directly or indirectly, by any of the Consolidated Businesses.

      "Property" means any Real Property or personal property, plant, building, facility, structure, equipment, general intangible, receivable, or other asset owned or leased by any Consolidated Business or any Joint Venture in which the Company, directly or indirectly, has a Joint Venture Holding.

      "Property EBITDA" means, for any period, an amount equal to:

            (a) Adjusted Total EBITDA for such period; minus

            (b) Adjusted Management EBITDA for such period; minus

            (c) distributions in cash received by the Company and its Subsidiaries in respect of equity in managed funds and CPA REITS for such period.

      "Property G&A Expense" means, for any period, 8% of the total lease revenues of the Company and its Subsidiaries for such period, as set forth on the Company's consolidated financial statements for such period.

      "Quarterly Compliance Certificate" means an Officer's Certificate signed by a Financial Officer, substantially in the form of EXHIBIT 5.1(a).

      "Real Property" means any present and future right, title and interest (including, without limitation, any leasehold estate) in (i) any plots, pieces or parcels of land, (ii) any Improvements of every nature whatsoever (the rights and interests described in clauses (i) and (ii) above being the "Premises"),
(iii) all easements, rights of way, gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, and public places adjoining such land, and any other interests in property constituting appurtenances to the Premises, or which hereafter shall in any way belong, relate or be appurtenant thereto, (iv) all hereditaments, gas, oil, minerals (with the right to extract, sever and remove such gas, oil and minerals), and easements, of every nature whatsoever, located in, on or benefiting the Premises and (v) all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in clauses (iii) and (iv) above.

      "Register" has the meaning set forth in Section 9.4.

      "REIT" means a domestic trust or corporation that qualifies as a real estate investment trust under the provisions of Sections 856, et seq. of the Code.

      "REIT Investment Value" means, as of any date, the sum of (i) 80% of the Fair Market Value as of the date of determination of Permitted REIT Investments consisting of warrants, REIT shares and operating partnership units that are unrestricted securities, plus (ii) 65% of the Fair Market Value as of the date of determination of Permitted REIT Investments consisting of warrants, REIT shares and operating partnership units that are restricted securities; provided that the Fair Market Value of Permitted REIT Investments in excess of 15% of the outstanding equity securities of any REIT and its related operating partnership shall be excluded in determining REIT Investment Value. For purposes of this definition and the definition of Fair Market Value, the term "restricted securities" shall mean securities which constitute "restricted securities" or are held by an "affiliate" of the issuer of such securities, in each case in accordance with Rule 144 promulgated under the Securities Act of 1933, as amended, or are otherwise subject to any agreement, arrangement or other understanding in any way limiting or affecting the right of the holder of such securities to dispose of such securities. For purposes of this definition, the term "unrestricted securities" shall mean securities which are not "restricted securities."

      "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

      "Required Lenders" means, at any time, Lenders having Revolving Credit Exposures and Unused Commitments representing at least 51% of the sum of the total Revolving Credit Exposures and Unused Commitments at such time; provided that, for purposes of declaring the Loans to be due and payable pursuant to
Article VII, and for all purposes after the Loans become due and payable pursuant to Article VII or the Commitments expire or terminate, the outstanding Competitive Loans of the Lenders shall be included in their respective Revolving Credit Exposures in determining the Required Lenders; and provided further, that, in the event any of the Lenders shall have failed to fund its Applicable Percentage of any Borrowing which such Lender is obligated to fund under the terms of this Agreement and any such failure has not been cured as provided in
Section 2.7, then for so long as such failure continues, "Required Lenders" means Lenders (excluding all Lenders whose failure to fund their respective Applicable Percentages of such Borrowings have not been so cured) having Revolving Credit Exposures and Unused Commitments representing at least 51% of the sum of the total Revolving Credit Exposures and Unused Commitments of such Lenders at such time.

      "Restricted Payment" is defined in Section 6.1(e).

      "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans, its LC Exposure and its risk participation and funded participation in any outstanding Swing Line Loans.

      "Revolving Loan" means a loan made pursuant to Sections 2.2 and 2.3.

      "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

      "Secured Indebtedness" means any Indebtedness secured by a Lien (excluding Indebtedness hereunder).

      "Solvent", when used with respect to any Person, means that at the time of determination:

            (a) the fair saleable value of its assets is in excess of the total amount of its liabilities (including, without limitation, contingent liabilities); and

            (b) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

            (c) it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and

            (d) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

      "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the bank serving as the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

      "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity
(a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, any reference to "Subsidiary" or "Subsidiaries" hereunder shall refer to a Subsidiary or Subsidiaries of the Company.

      "Swing Line Lender" means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

      "Swing Line Loan" has the meaning specified in Section 2.20.

      "Swing Line Sublimit" means an amount equal to the lesser of (a) $25,000,000 and (b) the aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the aggregate Commitments.

      "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

      "Total G&A Expense" means, for any period, the total general and administrative expenses of the Company and its Subsidiaries for such period, as determined in accordance with GAAP.

      "Total Interest Expense" means, for any period, an amount equal to (a) interest expense (including capitalized interest expense) of the Company and its Subsidiaries during such period, plus (b) the portion of the interest expense of Joint Ventures allocable to the Company and its Subsidiaries in accordance with GAAP on account of ownership of Joint Venture Holdings during such period (with appropriate adjustments for minority interests) minus (c) extraordinary interest expense related to debt prepayments or defeasance of loans minus (d) amortization of deferred costs associated with new financings or refinancings of existing Indebtedness minus (e) capitalized interest expense related to Real Property under construction.

      "Total Outstanding Indebtedness" means, as of any date, the sum, without duplication, of (a) the amount of Indebtedness (secured and unsecured and recourse or non-recourse) of the Company and its Subsidiaries, including, without limitation, mortgage loans, outstanding balances on lines of credit and notes payable, as set forth in the then most recent quarterly Financial Statements delivered pursuant to Section 5.1, prepared in accordance with GAAP plus (b) the outstanding amount of Indebtedness of Joint Ventures allocable in accordance with GAAP on account of ownership of Joint Venture Holdings to the Company and its Subsidiaries as of the time of determination (with appropriate adjustments for minority interests) plus (c) the Contingent Obligations of the Company and its Subsidiaries and, to the extent allocable to the Company and its Subsidiaries in accordance with GAAP on account of ownership of Joint Venture Holdings, of the Joint Ventures (with appropriate adjustments for minority interests).

      "Total Secured Outstanding Indebtedness" means, as of any date, the portion of Total Outstanding Indebtedness that is Secured Indebtedness.

      "Total Value" means, as of any date, the sum, without duplication, of:

            (a) unrestricted Cash and Cash Equivalents which would be included on the Consolidated Businesses' consolidated balance sheet as of such date; plus

            (b) Fair Market Value of Marketable Securities; plus

            (c) in respect of Projects owned or ground-leased by the Company and its Subsidiaries for at least four (4) fiscal quarters, the Adjusted Property EBITDA for such Projects as of the first day of the fiscal quarter in which such date occurs for the previous four consecutive fiscal quarters divided by 8.25%; plus

            (d) the investment (at cost without depreciation) in Projects owned or ground-leased by the Company and its Subsidiaries for fewer than four fiscal quarters (with appropriate adjustments for minority interests); plus

            (e) the investment (at cost without depreciation) in Joint Venture Holdings for fewer than four fiscal quarters which is allocable to the Company and its Subsidiaries based on their ownership interests in the related Joint Ventures in accordance with GAAP (with appropriate adjustments for minority interests); plus

            (f) the investment in Joint Ventures, to the extent controlled by the Company or its Affiliates, valued according to the methodologies under clauses (c) or (d) above which is allocable to the Company and its Subsidiaries based on their ownership interests in the related Joint Ventures in accordance with GAAP; provided that the amount under this clause (f) shall be limited to 30% of Total Value; plus

            (g) investments in notes secured by mortgages on the Real Property of any Person at cost, less an amount equal to accrued amortization payments in respect thereof; provided that the amount under this clause
      (g) shall be limited to 15% of Total Value; plus

            (h) the REIT Investment Value; provided that the amount under this clause (h) shall be limited to 10% of Total Value; plus

            (i) the product of seven (7) multiplied by the lesser of (i) the Adjusted Management EBITDA for the previous four fiscal quarters or (ii) the product of two (2) multiplied by the Adjusted Management EBITDA for the previous two fiscal quarters; provided that the amount under this clause (i) shall be limited to 50% of Total Value; plus

            (j) the book value of all loans made by the Company and its Subsidiaries to CPA REITs; provided that the amount under this clause (j) shall be limited to 10% of Total Value;

            (k) the Net Asset Value of all investments in the securities of the CPA REITs reported under the treatment of equity investments as of the end of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.1; provided that the amount under this clause (k) shall be limited to 10% of Total Value; plus

            (l) investments in Real Property under construction which is proceeding to completion in the ordinary course (valued at the aggregate costs incurred and paid to date); provided that the amount under this clause (l) shall be limited to 15% of Total Value; plus

            (m) investments (at the lower of cost or market value) in Real Property consisting of undeveloped land; provided that the amount under this clause (m) shall be limited to 5% of Total Value.

      Notwithstanding the foregoing and solely for the purposes of this definition:

            (A) the aggregate amount of investments by the Company and its consolidated Subsidiaries in assets based outside the United States shall not exceed 25% of Total Value;

            (B) the sum of the aggregate investments by the Company and its consolidated Subsidiaries pursuant to clauses (g), (h), (i), (j) and (k) above shall not exceed 50% of Total Value;

            (C) the aggregate investments by the Company and its consolidated Subsidiaries in Properties which are not office, self-storage or industrial/manufacturing, retail, or distribution/warehouse in nature shall not exceed 10% of Total Value.

      "Transactions" means the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party, the borrowing of Loans, the use of the proceeds thereof, the issuance of Letters of Credit hereunder and the transactions contemplated by the Loan Documents.

      "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

      "Unconsolidated Entity" means, with respect to any Person, at any date, any other Person in whom such Person holds an investment, which investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person if such statements were prepared as of such date.

      "Unencumbered Eligible Project" means an Eligible Project (a) which is located in the United States, (b) with respect to which either (i) one or more of the Loan Parties has an ownership interest of 100% or a ground leasehold interest under an Eligible Ground Lease, or (ii)(A) one or more of the Loan

Parties has an ownership interest (whether directly or through an interest in a Joint Venture) of more than 50%, (B) one or more Affiliates of the Loan Parties has all of the remaining ownership interests (whether directly or through an interest in a Joint Venture) not owned by the Loan Parties and (C) the Loan Parties control the management of such Project, and (c) which is not subject (nor are any equity interests therein owned by the Loan Parties and their Subsidiaries subject) to any Liens or preferred equity interests, except for Permitted Encumbrances and buy-sell rights with respect to Joint Ventures on customary terms and conditions. As used in this definition only, the term "control" shall mean the authority, with sole discretion, to make major management decisions with respect to the applicable Project, including with respect to sale, financing, refinancing, capital improvements, leasing and the grant of Liens on such Project and to manage the day-to-day operations of such Project.

      "Unused Commitment" means, as of any date, with respect to each Lender, its Commitment less its Revolving Credit Exposure (other than any Revolving Credit Exposure from Swing Line Loans that have not been refinanced through the funding of Revolving Loans or risk participations).

      "Unused Commitment Fee Rate" means the applicable rate per annum set forth below under the caption "Unused Commitment Fee Rate" for any Unused Commitment amounts based upon the range into which the Leverage Ratio then falls in accordance with the following table:

                              Unused Commitment
Level   Leverage Ratio             Fee Rate
-----   --------------------  -----------------
  I        < or = 35%                0.125%
  II    > 35% but < or = 45%         0.150%
 III    > 45% but < or = 55%         0.150%
  IV         > 55%                   0.200%

The Leverage Ratio shall be determined as of the end of each fiscal quarter based on the Compliance Certificate delivered pursuant to Section 5.1, and each change in rates resulting from a change in the Leverage Ratio shall be effective from and including the day when the Administrative Agent receives such Compliance Certificate indicating such change to but excluding the effective date of the next such change. Notwithstanding the foregoing, if the Compliance Certificate is not delivered when due in accordance with Section 5.1, then highest pricing shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall continue to apply until the first Business Day immediately following the date the Compliance Certificate is delivered in accordance with Section 5.1, whereupon the Unused Commitment Fee Rate shall be adjusted based upon the calculation of the Leverage Ratio contained in such Compliance Certificate. The Unused Commitment Fee Rate in effect from the Closing Date through the first Business Day immediately following the date a Quarterly Compliance Certificate is required to be delivered pursuant to Section 5.1 for the fiscal quarter ending June 30, 2007 shall be 0.125%.

      "Wholly-Owned REIT Subsidiary" means any REIT in which the Company owns, directly or indirectly, 100% of the voting equity thereof.

      "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.

      SECTION 1.2. CLASSIFICATION OF LOANS AND BORROWINGS.

      (a) For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

      (b) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

      SECTION 1.3. TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof' and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

      SECTION 1.4. ACCOUNTING TERMS; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

      SECTION 1.5. LETTER OF CREDIT AMOUNTS.

      Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

                                   ARTICLE II

                                   THE CREDITS

      SECTION 2.1. COMMITMENTS. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender's Revolving Credit Exposure exceeding such Lender's Commitment or (b) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans exceeding the total Commitments at such time. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, repay and reborrow Revolving Loans. No Loans may be borrowed or reborrowed after the end of the Availability Period.

      SECTION 2.2. LOANS AND BORROWINGS.

            (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.4. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments and Competitive Bids of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

            (b) Subject to Section 2.14, (i) each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Revolving Loans as the Company on behalf of a Borrower may request in accordance herewith, and
      (ii) each Competitive Borrowing shall be comprised entirely of Eurodollar Competitive Loans. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of a Borrower to repay such Loan in accordance with the terms of this Agreement.

            (c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.6(e). Each Competitive Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of eight Eurodollar Revolving Borrowings outstanding.

            (d) Notwithstanding any other provision of this Agreement, the Company, on behalf of a Borrower, shall not be entitled to request, or to elect to convert to or continue, any Eurodollar Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date, or if prohibited by Section 2.8(e).

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

      SECTION 2.3. REQUESTS FOR REVOLVING BORROWINGS. To request a Revolving Borrowing, the Company on behalf of a Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Revolving Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.6(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request substantially in the form set forth in EXHIBIT 2.3 and signed by the Company on behalf of the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.2 and shall constitute a representation that the conditions in Section 4.1 and
Section 4.2 have been satisfied on such date and will be satisfied on the date of such Borrowing:

            (i) the Borrower on behalf of which the Revolving Borrowing is being requested;

            (ii) the aggregate amount of the requested Borrowing;

            (iii) the date of such Borrowing, which shall be a Business Day;

            (iv) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Revolving Borrowing;

            (v) in the case of a Eurodollar Revolving Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

            (vi) the location and number of the applicable Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.7.

      If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Company shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Revolving Loan to be made as part of the requested Borrowing.

      SECTION 2.4. COMPETITIVE BID PROCEDURE.

            (a) Subject to the terms and conditions set forth herein, from time to time during the Availability Period the Company on behalf of a Borrower may request Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans; provided that
      (i) Moody's or S&P has established an Investment Grade Credit Rating which is in effect, (ii) upon giving effect to the borrowing of such Competitive Loans, the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans at any time would not exceed the total Commitments at such time and (iii) upon giving effect to the borrowing of such Competitive Loans, the sum of the total principal amount of the outstanding Competitive Loans does not exceed 50% of the total Commitments. To request Competitive Bids, the Company shall notify the Administrative Agent of such request by telephone, not later than 11:00 a.m., New York City time, four Business Days before the date of the proposed Borrowing; provided that a Competitive Bid Request shall not be made within five (5) Business Days after the date of any previous Competitive Bid Request. Each such telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Competitive Bid Request in a form approved by the Administrative Agent and signed by the Company. Each such telephonic and written Competitive Bid Request shall specify the following information in compliance with Section 2.2 and shall constitute a representation that the conditions in Section 4.1 and Section 4.2 have been satisfied on such date and will be satisfied on the date of such
Borrowing:

            (i) the Borrower on behalf of which the Borrowing is being requested;

            (ii) the aggregate amount of the requested Borrowing, which shall be not less than $5,000,000 or, if larger, an integral multiple of $1,000,000;

            (iii) the date of such Borrowing, which shall be a Business Day;

            (iv) the Interest Period to be applicable to such Borrowing, which shall be a period contemplated by the definition of the term "Interest Period"; and

            (v) the location and number of the Company's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.7.

      Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Administrative Agent shall notify the Lenders of the details thereof by telecopy, inviting the Lenders to submit Competitive Bids.

      (b) Each Lender may (but shall not have any obligation to) make one or more Competitive Bids in response to a Competitive Bid Request. Each Competitive Bid by a Lender must be in a form approved by the Administrative Agent and must be received by the Administrative Agent by telecopy, not later than 9:30 a.m., New York City time, three Business Days before the proposed date of such Competitive Borrowing. Competitive Bids that do not conform substantially in the form approved by the Administrative Agent may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender as promptly as practicable. Competitive Loans to be funded pursuant to a Competitive Bid may, as provided in Section 9.4(h), be funded by a Lender's Designated Bank. A Lender making a Competitive Bid may, but shall not be required to, specify in its Competitive Bid whether the related Competitive Loans are intended to be funded by such Lender's Designated Bank, as provided in
Section 9.4(h). Each Competitive Bid shall specify (i) the identity of the Lender and the contact person at such Lender for such Competitive Bid, (ii) the principal amount (which shall be a minimum of $5,000,000 and an integral multiple of $1,000,000 and which may equal the entire principal amount of the requested Competitive Borrowing of the Competitive Loan or Loans that the applicable Lender is willing to make, (iii) the Competitive Bid Rate or Rates at which such Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and (iv) the Interest Period applicable to each such Loan and the last day thereof.

      (c) The Administrative Agent shall promptly notify the Company by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.

            (d) Subject only to the provisions of this paragraph, the Company may accept or reject any Competitive Bid. The Company on behalf of the applicable Borrower shall notify the Administrative Agent by telephone, confirmed by telecopy in a form approved by the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, not later than 10:30 a.m., New York City time, three Business Days before the date of the proposed Competitive Borrowing; provided that (i) the failure of the Company to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) the Company shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the Company rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Company shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) above, the Company may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, and (v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; provided further that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) above the amounts shall be rounded to integral multiples of $1,000,000 in a manner determined by the Company. A notice given by the Company pursuant to this paragraph shall be irrevocable.

            (e) The Administrative Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted. A Lender who is notified that it has been selected to make a Competitive Loan may designate its Designated Bank (if any) to fund such Competitive Loan on its behalf, as described in
      Section 9.4(h). Any Designated Bank which funds a Competitive Loan shall on and after the time of such funding become the obligee in respect of such Competitive Loan and be entitled to receive payment thereof when due.

            (f) If the entity which is the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the Company at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph
      (b) of this Section.

      SECTION 2.5. EXTENSION OF MATURITY DATE.

            So long as no Default has occurred and is continuing, the Company may elect, at least 30 days but no more than 90 days prior to the Maturity Date, to extend the Maturity Date for one (1) year by providing written notice of such election to the Administrative Agent (which shall promptly notify each of the Lenders). If (i) on the date of such notice and the effective date of such extension, no Default exists and is continuing,
      (ii) the Company pays to the Administrative Agent, for the pro rata benefit of the Lenders based on their Applicable Percentages, an extension fee equal to .125% of the then total Commitments, and (iii) the Company has given written notice to the Administrative Agent of such election to extend the Maturity Date within the time frame set forth in this Section 2.5, the Maturity Date shall be extended to June 29, 2012. The effectiveness of any extension of the Maturity Date shall be deemed a representation and warranty by the Company that no Default exists and is continuing.

      SECTION 2.6. LETTERS OF CREDIT.

            (a) General. Subject to the terms and conditions set forth herein, the Company on behalf of a Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the period commencing on the Closing Date and ending on the date that is seven days prior to the Maturity Date, provided that the amount of each Letter of Credit so requested shall be not less than $300,000. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Company on behalf of a Borrower to, or entered into by the Company on behalf of a Borrower with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

            Notwithstanding the above, an Issuing Bank shall not be under any obligation to issue any Letter of Credit if (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any law or regulation applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Issuing Bank in good faith deems material to it; or (ii) the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally.

            (b) Notice of Issuance, Amendment, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment or extension of an outstanding Letter of Credit), the Company shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (at least four Business Days in advance of the requested date of issuance, amendment or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, the date of issuance, amendment or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend or extend such Letter of Credit. The Administrative Agent shall provide copies of such notice to each Lender promptly after receipt thereof. If requested by the applicable Issuing Bank, the Company also shall, on behalf of the applicable Borrower, submit a letter of credit application on such Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Company shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension (i) the LC Exposure shall not exceed $25,000,000 (the "LC Sublimit") and (ii) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans shall not exceed the total Commitments at such time.

            (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any extension thereof, one year after such extension) and (ii) the date that is seven days prior to the Maturity Date.

            (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the applicable Borrower on the date due as provided in paragraph (e) of this
      Section 2.6, or of any reimbursement payment required to be refunded to the applicable Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit (subject to Section 2.6(c)) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Notwithstanding anything to the contrary set forth herein, the aggregate amount to be paid by any Lender with respect to any drawing under a Letter of Credit (whether as a payment pursuant to this Section 2.6(d) or a Loan pursuant to Section 2.3) shall not exceed its Applicable Percentage of such drawing.

            (e) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 1:00 p.m., New York City time, on the date that such LC Disbursement is made, if the Company, on behalf of the applicable Borrower, shall have received notice of such LC Disbursement prior to 11:00 a.m., New York City time, on such date, or, if such notice has not been received by the Company, on behalf of the applicable Borrower, prior to such time on such date, then not later than 1:00 p.m., New York City time, on (i) the Business Day that the Company receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Company, on behalf of the applicable Borrower, receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Company, on behalf of such Borrower, may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.3 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount and, to the extent so financed, such Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. If such Borrower fails to (or is not permitted to) finance such payment with an ABR Revolving Borrowing and fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from such Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from such Borrower, in the same manner as provided in Section 2.7 with respect to Loans made by such Lender (and Section 2.7 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from such Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the applicable Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the Company of its obligation to reimburse such LC Disbursement. Notwithstanding anything herein to the contrary, in respect of any LC Disbursement, no Lender shall be required to fund, whether as a Revolving Loan pursuant to this Section 2.6(e) and/or as a participation pursuant to Section 2.6(d), more than such Lender's Applicable Percentage of such LC Disbursement.

            (f) Obligations Absolute. Each Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section 2.6 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.6, constitute a legal or equitable discharge of, or provide a right of setoff against, such Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of an Issuing Bank; provided that the foregoing (and the agreement of the Borrowers in the first sentence of this Section 2.6(f)) shall not be construed to excuse an Issuing Bank from liability to a Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by such Borrower to the extent permitted by applicable law) suffered by such Borrower that are caused by an Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

            (g) Disbursement Procedures. An Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of

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

      Credit. An Issuing Bank shall promptly notify the Administrative Agent and the Company, on behalf of the applicable Borrower, by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the applicable Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement nor shall such Issuing Bank have any liability whatsoever to such Borrower or the Lenders for any failure to give any such notice.

            (h) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that such Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if such Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section 2.6, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraphs (d) or (e) of this Section to reimburse an Issuing Bank shall be for the account of such Lender to the extent of such payment.

            (i) Replacement of an Issuing Bank. An Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and
      (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

            (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Company, on behalf of the Borrowers, receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing at least 51% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default described in clause (h) or (i) of Section 7.1. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrowers under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account, and the Borrower shall take such action, as may be reasonably requested by the Administrative Agent, to ensure that the Administrative Agent has a perfected security interest in such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrowers' risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks, pro rata, for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of the Lenders with LC Exposure representing at least 51% of the total LC Exposure), be applied to satisfy other obligations of the Borrowers under this Agreement. If a Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower within three Business Days after all Events of Default have been cured or waived.

            SECTION 2.7. FUNDING OF REVOLVING BORROWINGS.

            (a) Each Lender shall make each Revolving Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Revolving Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower maintained with the Administrative Agent in New York City and designated in the applicable Borrowing Request or Competitive Bid Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.6(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

            (b) Unless the Administrative Agent shall have received written notice from a Lender prior to the proposed date of any Revolving Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of such Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Revolving Loan included in such Borrowing as of the date of such Borrowing. If any interest is paid by such Borrower as described above for any period with respect to any amount funded by the Administrative Agent pursuant to this paragraph, such Borrower shall not be required to pay interest on such amount pursuant to Section 2.13 in respect of such period.

            SECTION 2.8. INTEREST ELECTIONS.

            (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Company, on behalf of a Borrower, may elect to convert such Revolving Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Company, on behalf of a Borrower, may elect different options with respect to different portions of the affected Revolving Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Competitive Borrowings, which may not be converted or continued.

            (b) To make an election pursuant to this Section, the Company, on behalf of the applicable Borrower, shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.3 if a request of were being made of a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Company on behalf of the applicable Borrower.

            (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.2:

                  (i) the Borrowing to which such Interest Election Request
            applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                  (ii) the effective date of the election made pursuant to such
            Interest Election Request, which shall be a Business Day;

                  (iii) whether the resulting Borrowing is to be an ABR
            Borrowing or a Eurodollar Revolving Borrowing; and

                  (iv) if the resulting Borrowing is a Eurodollar Revolving
            Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

                  If any such Interest Election Request requests a Eurodollar
            Revolving Borrowing but does not specify an Interest Period, then the Company shall be deemed to have selected an Interest Period of one month's duration.

            (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

            (e) If the Company fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

            SECTION 2.9. TERMINATION AND REDUCTION OF COMMITMENTS.

            (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

            (b) The Company may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $500,000 and not less than $5,000,000, (ii) the Company shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the sum of the Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans would exceed the total Commitments, (iii) the Company shall not reduce the total Commitments to an amount less than $50,000,000 unless the Commitments are terminated and (iv) if, after giving effect to any reduction of the Commitments, the LC Sublimit or the Swing Line Sublimit exceeds the amount of the Commitments, such Sublimit shall be automatically reduced by the amount of such excess.

            (c) The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section 2.9 shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

            SECTION 2.10. REPAYMENT OF LOANS; EVIDENCE OF DEBT.

            (a) The applicable Borrower hereby unconditionally promises to pay
      (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan not later than the Maturity Date, and (ii) to the Administrative Agent for the account of each applicable Lender the then unpaid principal amount of each Competitive Loan on the last day of the Interest Period applicable to such Loan.

            (b) The applicable Borrower hereby unconditionally promises to repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Swing Line Loan is made and (ii) the Maturity Date.

            (c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

            (d) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from any Borrower to each Lender hereunder, (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof and (iv) the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans.

            (e) The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

            (f) Any Lender may request that Loans made by it be evidenced by a Note. In such event, the Borrowers shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns). Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 9.4) be represented by one or more Notes in such form payable to the order of the payee named therein.

            SECTION 2.11. PREPAYMENT OF LOANS.

            (a) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section 2.11; provided that, unless otherwise provided in a Competitive Bid, the Borrowers shall not have the right to prepay any Competitive Loan without the prior consent of the Lender thereof.

            (b) The Company, on behalf of the applicable Borrower, shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment and (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by
      Section 2.9, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.9. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.2. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

            (c) The Borrowers shall prepay Loans to the extent required by
      Section 5.2(b).

      SECTION 2.12. FEES.

      (a) During the period from and including the Closing Date to but excluding the date on which the Commitments terminate, the Borrowers agree to pay to the Administrative Agent for the account of each Lender (i) in the event that neither Moody's nor S&P has established a Debt Rating which is in effect, an unused commitment fee equal to the Unused Commitment Fee Rate on the daily amount of the Unused Commitment of such Lender (the "Unused Commitment Fee Amount") or (ii) in the event Moody's or S&P has established a Debt Rating which is in effect, a facility fee equal to the Facility Fee Rate on the full amount of the Commitment of such Lender (the "Facility Fee Amount"); provided that, if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates, then the Facility Fee Amounts pursuant to clause (ii) above shall continue to accrue on the daily amount of such Lender's Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued Unused Commitment Fee Amounts pursuant to clause (i) above and Facility Fee Amounts pursuant to clause (ii) above shall be payable quarterly in arrears on the last day of March, June, September and December of each year commencing on the first such date after the Closing Date, and on the date on which the Commitments terminate; provided that any fees pursuant to clause (i) or (ii) accruing after the date on which the Commitments terminate shall be payable on demand. All fees pursuant to clause (i) or (ii) shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

      (b) The Borrowers agree to pay (i) to the Administrative Agent for the account of each Lender a participation fee (the "Participation Fees") with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate as interest on Eurodollar Revolving Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the applicable Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the issuance date through the date on which there ceases to be any LC Exposure, as well as such Issuing Bank's standard fees with respect to the issuance, amendment or extension of any Letter of Credit of processing of drawings thereunder (the "Fronting Fees"). Participation Fees and Fronting fees accrued from and including the issuance date through the last day of each March, June, September or December, as applicable, shall be payable on the first Business Day following the last day of each March, June, September and December; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

      (c) The Company agrees to pay, or cause to be paid, to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.

      (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to an Issuing Bank, in the case of fees payable to

it) for distribution, in the case of fees pursuant to paragraph (a) above and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

      SECTION 2.13. INTEREST.

      (a) The Loans comprising each ABR Borrowing and all Swing Line Loans shall bear interest at the Alternate Base Rate.

      (b) The Loans comprising each Eurodollar Borrowing shall bear interest (i) in the case of a Eurodollar Revolving Loan, at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate, or (ii) in the case of a Competitive Loan, at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus (or minus, as applicable) the Margin applicable to such Loan.

      (c) Notwithstanding the foregoing, (i) if any principal of or interest on any Loan or any fee or other amount payable by the Borrowers hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (A) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (B) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section and (ii) for so long as an Event of Default has occurred and is continuing, the principal balance of all Loans and other Obligations shall bear interest at a rate per annum equal to 2% plus the rate otherwise applicable to such Loans and other Obligations (which for any amounts other than principal of and interest on Loans shall be the rate applicable to ABR Loans).

      (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

      (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

      (f) If, as a result of any restatement of or other adjustment to the financial statements of the Company or for any other reason, the Company or the Lenders determine that (i) the Leverage Ratio as calculated by the Company as of any applicable date was inaccurate and (ii) a proper calculation of the Leverage Ratio would have resulted in higher pricing (whether of Loans or fees hereunder) for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower or the Company under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender, the Issuing Banks or the Swing Line Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender, the Issuing Banks or the Swing Line Lender, as the case may be, under any other provisions of this Agreement. The Borrowers' obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

      SECTION 2.14. ALTERNATE RATE OF INTEREST. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

      (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

      (b) the Administrative Agent is advised by the Required Lenders (or, in the case of a Eurodollar Competitive Loan, the Lender that is required to make such Loan) that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

      then the Administrative Agent shall give notice thereof to the Company on behalf of the Borrowers and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Company on behalf of the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective, (ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing and (iii) any request by the Company on behalf of a Borrower for a Eurodollar Competitive Borrowing shall be ineffective; provided that if the circumstances giving rise to such notice do not affect all the Lenders, then requests for Eurodollar Competitive Borrowings may be made to Lenders that are not affected thereby.

      SECTION 2.15. INCREASED COSTS.

      (a) If any Change in Law shall:

            (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank; or

            (ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein; and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise), then the applicable Borrowers will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

            (b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or such Issuing Bank's capital or on the capital of such Lender's or such Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or such Issuing Bank's policies and the policies of such Lender's or such Issuing Bank's holding company with respect to capital adequacy), then from time to time the applicable Borrowers will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company for any such reduction suffered.

            (c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The applicable Borrowers shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

            (d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender's or such Issuing Bank's right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Company on behalf of the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender's or such Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

            (e) Notwithstanding the foregoing provisions of this Section 2.15, a Lender shall not be entitled to compensation pursuant to this Section 2.15 in respect of any Competitive Loan if the Change in Law that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made.

      SECTION 2.16. BREAK FUNDING PAYMENTS. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Revolving Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11 (b) and is revoked in accordance therewith), (d) the failure to borrow any Competitive Loan after accepting the Competitive Bid to make such Loan, or (e) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request pursuant to
Section 2.19, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall include an amount determined by such Lender to be the excess, if any, of

(i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for Dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Administrative Agent and shall be conclusive absent manifest error. Each Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

            SECTION 2.17. TAXES

            (a) Any and all payments by or on account of any obligation of the Borrowers hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrowers shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, each Lender or each Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

            (b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

            (c) The Borrowers shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrowers hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company on behalf of the Borrowers by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

            (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority, the Borrowers shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

            (e) As a condition to becoming a Lender hereunder, any Foreign Lender (including any assignee), that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which any Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Company on behalf of the Borrowers (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Company on behalf of a Borrower as will permit such payments to be made without withholding or at a reduced rate.

            SECTION 2.18. PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SET-OFFS.

            (a) The Borrowers shall make each payment required to be made by them hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without defense, set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices as set forth in Section 9.1 except payments to be made directly to the applicable Issuing Bank or the Swing Line Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.3 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.

            (b) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, except pursuant to Section 2.19, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swing Line Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements or Swing Line Loans than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swing Line Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swing Line Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swing Line Loans to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Loan Parties consent to the foregoing and agree, to the extent they may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against a Loan Party rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

            (c) Unless the Administrative Agent shall have received notice from the Company on behalf of a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Bank, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or such Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

            (d) If any Lender shall fail to make any payment required to be made by it pursuant to Sections 2.6(d) or (e), 2.7(b) or 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

            SECTION 2.19. MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS.

            (a) If any Lender requests compensation under Section 2.15, or if a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and
      (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The applicable Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

            (b) If any Lender requests compensation under Section 2.15, or if a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the Company on behalf of the applicable Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.4), all its interests, rights and obligations under this Agreement (other than any outstanding Competitive Loans held by it) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Borrower shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, the Issuing Banks), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (other than Competitive Loans) and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or such Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

            SECTION 2.20. SWING LINE LOANS.

      (a) Swing Line Facility. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.20, to make loans (each such loan, a "Swing Line Loan") to the Borrowers in Dollars from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the outstanding amount of Revolving Loans and LC Exposure held by the Lender acting as Swing Line Lender, may exceed the amount of such Lender's Commitment; provided, however, that after giving effect to any Swing Line Loan (and the allocation of risk participations therein), (i) the total Revolving Credit Exposure shall not exceed the total Commitments, and (ii) the Revolving Credit Exposure of any Lender shall not exceed such Lender's Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.20, prepay under Section 2.11, and reborrow under this Section 2.20. Each Swing Line Loan shall bear interest only at a rate based on the Alternate Base Rate. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender's Applicable Percentage times the amount of such Swing Line Loan.

      (b) Borrowing Procedures. Each Borrowing of Swing Line Loans shall be made upon the irrevocable notice of the Company, on behalf of a Borrower, to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m., New York City time, on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum principal amount of $100,000 and integral multiples of $100,000 in excess thereof, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Borrowing Request, appropriately completed and signed by a Financial Officer. Promptly after receipt by the Swing Line Lender of any telephonic notice of Swing Line Borrowing, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such notice of Swing Line Borrowing and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Borrowing of Swing Line Loans (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.20(a), or (B) that one or more of the applicable conditions specified in Section 4.2 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the applicable Borrower.

      (c) Refinancing of Swing Line Loans.

            (i) Each Swing Line Loan shall be due and payable on the tenth Business Day following the making of such Swing Line Loan; provided that the Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the applicable Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make an ABR Loan in an amount equal to such Lender's Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Borrowing Request for purposes hereof, but such Borrower shall not be deemed to have made any representations and warranties in connection with such Borrowing Request) and in accordance with the requirements of Sections 2.2 and 2.3, without regard to the minimum and multiples specified therein for the principal amount of ABR Loans, and not subject to the conditions set forth in Section 4.2 and provided that, after giving effect to such Borrowing, the total Revolving Exposures shall not exceed the total Commitments. The Swing Line Lender shall furnish the Company, on behalf of such Borrower, with a copy of the applicable Borrowing Request promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Borrowing Request available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender as directed not later than 12:00 noon, New York City time, on the Business Day following receipt of such Borrowing Request by the Lenders, whereupon, subject to
      Section 2.20(c)(ii), each Lender that so makes funds available shall be deemed to have made an ABR Loan to the applicable Borrower in such amount.

            (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Borrowing of Revolving Loans in accordance with Section 2.20(c)(i), the request for ABR Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender's payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.20(c)(i) shall be deemed payment in respect of such participation.

            (iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.20(c) by the time specified in Section 2.20(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Effective Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender's Revolving Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause
      (iii) shall be conclusive absent manifest error.

            (iv) Each Lender's obligation to make Revolving Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.20(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Lender may have against the Swing Line Lender, any Loan Party or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrowers to repay Swing Line Loans, together with interest as provided herein.

      (d) Repayment of Participations.

            (i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will promptly distribute to such Lender (and no more than one

      Business Day following receipt) its Applicable Percentage thereof in the same funds as those received by the Swing Line Lender.

            (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender, each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Effective Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

      (e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrowers for interest on the Swing Line Loans. Until each Lender funds its Revolving Loans that are ABR Loans or risk participation pursuant to this Section 2.20 to refinance such Lender's Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

      (f) Payments to Swing Line Lender. The Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans to the Administrative Agent for the account of the Swing Line Lender.

      SECTION 2.21. INCREASE IN COMMITMENT.

            (a) Unless a Default has occurred and is continuing, and subject to the satisfaction of the conditions in Section 2.21(b), the Company, by written notice to the Administrative Agent (the "Additional Commitment Notice"), may request on up to two (2) occasions during the Availability Period and prior to the Maturity Date that the total Commitments be increased by an amount not less than $25,000,000 per request (and integral amounts of $5,000,000 in excess thereof) and not more than $50,000,000 in the aggregate (such that the total Commitments after such increase shall never exceed $300,000,000); provided that for any such request (a) any Lender which is a party to this Agreement prior to such request for increase, at its sole discretion, may elect to increase its Commitment, but shall not have any obligation to so increase its Commitment, and (b) in the event that the Lenders party to this Agreement prior to such request do not elect to increase their respective Commitments to cover the amount of the requested increase, the Administrative Agent shall use commercially reasonable efforts to locate additional lenders reasonably acceptable to the Administrative Agent willing to hold commitments for the requested increase. In the event that Lenders commit to any such increase,
      (i) the Commitments of the committed Lenders shall be increased accordingly, (ii) the Applicable Percentages of each of the Lenders shall be adjusted accordingly (or, in the case of a new Lender not previously party hereto, added to SCHEDULE 1.1(a)) and the Borrowers shall make such borrowings and repayments as shall be necessary to effect such reallocation of the Commitments and shall pay any costs incurred under
      Section 2.16 with respect thereto, (iii) if requested by any Lender making an additional or new Commitment, new Notes shall be issued, and (iv) other changes shall be made by way of supplement, amendment or restatement of any Loan Document as may be necessary or desirable to reflect the aggregate amount, if any, by which Lenders have agreed to increase their respective Commitments or any other lenders have agreed to make new commitments pursuant to this Section 2.21 without the consent of any Lender other than those Lenders increasing their Commitments. The fees payable by the Borrower upon any such increase in Commitments shall be agreed upon by the Administrative Agent and the Borrower at the time of such increase.

            In the event of any such increase of the Commitments pursuant to this Section 2.21, the aggregate maximum LC Exposure of the Lenders shall remain $25,000,000.

            Notwithstanding the foregoing, nothing in this Section 2.21 shall constitute or be deemed to constitute an agreement by any Lender to increase its Commitment hereunder.

            (b) Notwithstanding the foregoing, an increase in the aggregate amount of the Commitments shall be effective only if (i) no Default shall have occurred and be continuing on the date of the Additional Commitment Notice and the date such increase is to become effective; (ii) each of the representations and warranties made by the Loan Parties in this Agreement and the other Loan Documents shall be true and complete on and as of the date of the Additional Commitment Notice and the date such increase is to become effective with the same force and effect as if made on and as of each such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);
      (iii) the Administrative Agent shall have received (A) such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the authorization of such increase and (B) a favorable written opinion (addressed to the Administrative Agent and the Lenders) of counsel for the Loan Parties in a form reasonably requested by the Administrative Agent, after giving effect to such increase; and (iv) prior to and after giving effect to such increase, the Borrower and its Subsidiaries shall be in compliance with Article VI. The effectiveness of any increase in the aggregate amount of the Commitments shall be deemed a representation and warranty by the Company on the effective date of such increase as to the matters specified in clauses (i) and (ii) of this
      Section 2.21(b).

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

      The Loan Parties represent and warrant to the Lenders, the Administrative Agent, the Swing Line Lender and the Issuing Banks that:

      SECTION 3.1. ORGANIZATION; POWERS. Each of the Loan Parties and their Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

      SECTION 3.2. AUTHORIZATION; ENFORCEABILITY.

            (a) The Transactions are within each Loan Party's powers and have been duly authorized by all necessary limited liability company, limited partnership or corporate action of such Loan Party. Each of the Loan Parties has the requisite power and authority to perform this Agreement and the other Loan Documents to which it is a party. This Agreement has been duly authorized, executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

            (b) As of the Closing Date and as of the date of each delivery of an Annual Compliance Certificate, SCHEDULE 3.2 is a complete and accurate list of the Company and its Subsidiaries, showing the correct name of each Subsidiary and whether each such Subsidiary is a Borrower. The outstanding equity interests of the Company and all of the Subsidiaries are validly issued, fully paid and non-assessable and are owned by such entity free and clear of all Liens, except for Liens permitted by this Agreement.

            (c) The Loan Parties and their Subsidiaries are and, after consummation of the transactions contemplated by this Agreement, will be Solvent.

      SECTION 3.3. GOVERNMENTAL APPROVALS; NO CONFLICTS. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate, and will not require any consent or approval under, any applicable law or regulation or the certificate of formation, limited liability company agreement, certificate of limited partnership, limited partnership agreement or other organizational documents of the Company or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any of the Company or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Company or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

      SECTION 3.4. FINANCIAL CONDITION; NO MATERIAL ADVERSE EFFECT.

            (a) The Company has heretofore furnished to the Lenders (i) its audited financial statements as of December 31, 2006, reported on by PricewaterhouseCoopers LLP, independent public accountants and (ii) its unaudited financial statements, as of and for the fiscal quarter ended March 31, 2007, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of statements referred to in clause (ii) above.

            (b) Since December 31, 2006, there has been no event that has caused or could reasonably be expected to cause a Material Adverse Effect.

      SECTION 3.5. PROPERTIES.

            (a) Each of the Loan Parties and their Subsidiaries has good title to, or valid leasehold interests in, all its Property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

            (b) Each of the Loan Parties and their Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by the Loan Parties and their Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

      SECTION 3.6. LITIGATION AND ENVIRONMENTAL MATTERS.

            (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of a Loan Party, threatened against or affecting a Loan Party or any of their Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement, any of the other Loan Documents or the Transactions.

            (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither a Loan Party nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

      SECTION 3.7. COMPLIANCE WITH LAWS AND AGREEMENTS. Each of the Loan Parties and their Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

      SECTION 3.8. INVESTMENT COMPANY STATUS. Neither any Loan Party nor any of its Subsidiaries is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940.

      SECTION 3.9. TAXES. Each of the Loan Parties and their Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party or such Subsidiary, as applicable, has set aside on its books adequate reserves with respect thereto or
(b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

      SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

      SECTION 3.11. DISCLOSURE. The Company has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the SEC Reports (as defined in Section 3.12) and none of the reports, financial statements, certificates or other information furnished by or on behalf of the Company and its Subsidiaries to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary, in the aggregate, to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

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

      SECTION 3.12. SEC REPORTS. As of the Closing Date, the Company has filed all forms, reports, statements (including proxy statements) and other documents (such filings by the Company are collectively referred to as the "SEC Reports"), required to be filed by it with the Securities and Exchange Commission. The SEC Reports, including all SEC Reports filed after the Closing Date and on or prior to the date of this Agreement, (i) were or will be prepared in all material respects in accordance with the requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, as the case may be, and the rules and regulations of the Securities and Exchange Commission thereunder applicable to such SEC Reports at the time of filing thereof and (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV.

                                   CONDITIONS

      SECTION 4.1. CLOSING DATE. The obligations of the Lenders to make Loans, the Swing Line Lender to make Swing Line Loans and the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied in form and substance acceptable to the Administrative Agent and the Lenders (or waived in accordance with Section 9.2):

            (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement and all other Loan Documents to which it is a party, signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of each such Loan Document) that such party has signed a counterpart of this Agreement and all other Loan Documents required to be delivered to the Administrative Agent.

            (b) The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Closing Date) of counsel for the Loan Parties, substantially in the forms of EXHIBIT 4.1(b). The Company hereby requests such counsel to deliver such opinions.

            (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Loan Parties, the authorization of the Transactions and any other legal matters relating to the Loan Parties and their Affiliates and Subsidiaries, this Agreement, the other Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel. If requested by any Lender, the Administrative Lender shall provide to such Lender a copy of the documents and certificates received by the Administrative Agent pursuant to this Section 4.1(c).

            (d) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by the President or a Vice President of the Company or by a Financial Officer, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.2.

            (e) The Administrative Agent shall have received evidence that arrangements satisfactory to it have been made to pay in full on the Closing Date all outstanding obligations under that certain Third Amended and Restated Credit Agreement, dated as of May 27, 2004 among the Company and certain of its Subsidiaries as borrowers, the lenders party thereto and JPMorgan Chase Bank, as issuing bank and administrative agent and to terminate all commitments thereunder.

            (f) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Loan Parties hereunder.

      Without limiting the generality of the provisions of Section 8.3, for purposes of determining compliance with the conditions specified in this Section 4.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder of which it has received or has access to a copy or notice thereof and which is to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

      The Administrative Agent shall notify the Company and the Lenders of the Closing Date, and such notice shall be conclusive and binding.

      SECTION 4.2. EACH CREDIT EVENT. The obligation of each Lender or the Swing Line Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Banks to issue, amend or extend any Letter of Credit (such Borrowing, issuance, amendment or extension referred to herein as a "Credit Event"), is subject to the satisfaction of the following conditions:

            (a) The representations and warranties set forth in this Agreement and the other Loan Documents shall be true and correct on and as of the date of such Credit Event.

            (b) At the time of and immediately after giving effect to such Credit Event, no Default shall have occurred and be continuing.

      Each Credit Event shall be deemed to constitute a representation and warranty by the Company on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section 4.2.

                                   ARTICLE V.

                              AFFIRMATIVE COVENANTS

      Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Loan Parties covenant and agree with the Lenders that:

      SECTION 5.1. FINANCIAL STATEMENTS AND OTHER INFORMATION. The Company will furnish to the Administrative Agent and each Lender:

            (a) Quarterly Reports.

                  (i) Company Quarterly Financial Reports. As soon as
            practicable, and in any event within forty-five (45) days after the end of each fiscal quarter in each fiscal year (other than the last fiscal quarter in each fiscal year), the Financial Statements on Form 10-Q as of the end of such period and a report setting forth in comparative form the corresponding figures for the corresponding date or period of the previous fiscal year, certified by a Financial Officer as fairly presenting the consolidated financial position of the Company and its Subsidiaries as at the date indicated and the results of their operations and cash flow for the period indicated in accordance with GAAP, subject to normal quarterly adjustments.

                  (ii) Quarterly Compliance Certificates. Together with each delivery of any quarterly report pursuant to paragraph (a)(i) of this Section 5.1, a Quarterly Compliance Certificate, representing and certifying (1) that the Financial Officer signatory thereto has reviewed the terms of this Agreement, and has made, or caused to be made, under his/her supervision, a review in reasonable detail of the Transactions and consolidated financial condition of the Company and its Subsidiaries during the fiscal quarter covered by such reports, that such review has not disclosed the existence during or at the end of such fiscal quarter, and that such officer does not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event which constitutes a Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company or any of its Subsidiaries has taken, is taking and proposes to take with respect thereto, (2) a schedule of the Loan Parties and their Subsidiaries' outstanding Indebtedness, including the amount, maturity and interest rate, as well as such other information regarding such Indebtedness as may be reasonably requested by the Administrative Agent, (3) a schedule of Adjusted Total EBITDA and
            (4) calculations, in the form of EXHIBIT 5.1 evidencing compliance with each of the financial covenants set forth in Article VI.

            (b) Annual Reports.

                  (i) Company Financial Statements. As soon as practicable, and in any event within ninety (90) days after the end of each fiscal year, (i) the Financial Statements on Form 10-K as of the end of such fiscal year and a report setting forth in comparative form the corresponding figures from the consolidated Financial Statements for the prior fiscal year; (ii) a report with respect thereto of PricewaterhouseCoopers LLP or other independent certified public accountants of recognized national standing (without a "going concern" or like qualification or exception, and without any qualification or exception as to the scope of such audit), which report shall state that such financial statements fairly present the consolidated financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which PricewaterhouseCoopers LLP or any such other independent certified public accountants, if applicable, shall concur and which shall have been disclosed in the notes to such financial statements) (which report shall be subject to the confidentiality limitations set forth herein); and (iii) in the event that the report referred to in clause (ii) above is qualified, a copy of the management letter or any similar report delivered to the Company or to any officer or employee thereof by such independent certified public accountants in connection with such financial statements.

                  (ii) Annual Compliance Certificates. Together with each
            delivery of any annual report pursuant to clause (i) of this Section 5.1(b), an Annual Compliance Certificate, representing and certifying (1) that the officer signatory thereto has reviewed the terms of this Agreement, and has made, or caused to be made under his/her supervision, a review in reasonable detail of the Transactions and consolidated financial condition of the Company and its Subsidiaries, during the accounting period covered by such reports, that such review has not disclosed the existence during or at the end of such accounting period, and that such officer does not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event which constitutes a Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company or any of its Subsidiaries has taken, is taking and proposes to take with respect thereto, (2) a schedule of the Loan Parties and their Subsidiaries' outstanding Indebtedness including the amount, maturity and interest rate, as well as such other information regarding such Indebtedness as may be reasonably requested by the Administrative Agent, (3) a schedule of Adjusted Total EBITDA, (4) calculations, in the form of EXHIBIT 5.1, evidencing compliance with each of the financial covenants set forth in Article VI and (5) an update of Schedule 3.2, if applicable.

            (c) Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Loan Parties or any of their Subsidiaries, or compliance with the terms of this Agreement, as the Administrative Agent may reasonably request including without limitation, tax returns, title reports, insurance certificates and environmental site assessments.

      SECTION 5.2. NOTICES OF MATERIAL EVENTS.

            (a) The Company will furnish to the Administrative Agent and each Lender prompt written notice of the following:

                  (i) the occurrence of any Default;

                  (ii) the filing or commencement of any action, suit or
            proceeding by or before any arbitrator or Governmental Authority against or affecting a Loan Party or any Affiliate thereof that, if adversely determined, could reasonably be expected to result to a Material Adverse Effect;

                  (iii) the occurrence of any ERISA Event that, alone or
            together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Loan Parties and their Subsidiaries in an aggregate amount exceeding $5,000,000;

                  (iv) the receipt of any notice or the occurrence of any event that could reasonably be expected to result in an Environmental Liability of the Loan Parties and their Subsidiaries in an aggregate amount exceeding $5,000,000; and

                  (v) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

            (b) The Company shall deliver to the Administrative Agent and the Lenders written notice of each of the following events affecting the Company or its Subsidiaries not less than five (5) Business Days prior to the occurrence thereof: (i) a sale, transfer or other disposition of any Unencumbered Eligible Project (or a Borrower that owns any Unencumbered Eligible Project) for consideration in excess of $30,000,000, and (ii) the grant of a Lien securing obligations greater than $30,000,000 with respect to any Unencumbered Eligible Project. In addition, simultaneously with delivery of any such notice, the Company shall deliver to the

      Administrative Agent a certificate of a Financial Officer certifying that the Company is in compliance with this Agreement and the other Loan Documents both on a historical basis and on a pro forma basis, exclusive of the property sold, transferred or encumbered and inclusive of the indebtedness to be incurred. To the extent such proposed transaction would result in a failure to comply with the financial covenants set forth herein, proceeds of such transaction (together with such additional amounts as may be required), in an amount equal to that which would be required to reduce the Obligations so that the Company will be in compliance with the covenants set forth herein upon the consummation of the contemplated transaction, shall be paid by the Borrowers and applied to prepay the Obligations.

      Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

      SECTION 5.3. EXISTENCE; CONDUCT OF BUSINESS. Each Loan Party will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the forgoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.3.

      SECTION 5.4. PAYMENT OF OBLIGATIONS. Each Loan Party will, and will cause each of its Subsidiaries to, pay its obligations, including Taxes, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party or such Subsidiary has set aside on its books adequate reserves with respect thereto and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

      SECTION 5.5. MAINTENANCE OF PROPERTIES; INSURANCE.

            (a) Each Loan Party will, and will cause each of its Subsidiaries to, keep and maintain (or cause to be kept and maintained) all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

            (b) Each Loan Party will, and will cause each of its Subsidiaries to, maintain, or will cause tenants of Projects to maintain, with financially sound and reputable insurers, insurance with respect to its properties and its business against general liability, property casualty and such casualties and contingencies as shall be commercially reasonable and in accordance with the customary and general practices of businesses having similar operations and real estate portfolios in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent for such businesses, including without limitation, insurance policies and programs sufficient to cover
      (i) the replacement value of the improvements at Projects owned by the Loan Parties and their Subsidiaries (less commercially reasonable deductible amounts) and (ii) liability risks associated with such ownership (less commercially reasonable deductible amounts).

      SECTION 5.6. BOOKS AND RECORDS; INSPECTION RIGHTS. Each Loan Party will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each Loan Party will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

      SECTION 5.7. COMPLIANCE WITH LAWS. Each Loan Party will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, including all Environmental Laws, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

      SECTION 5.8. USE OF PROCEEDS AND LETTERS OF CREDIT. No Letters of Credit and no part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X. The proceeds of the Loans will be used for working capital needs of the Company and it Subsidiaries and other general corporate purpose. Neither the Loan Parties nor any of their Subsidiaries shall use all or any portion of the proceeds of any credit extended under this Agreement to purchase or carry Margin Stock.

      SECTION 5.9. DISTRIBUTIONS IN THE ORDINARY COURSE. In the ordinary course of business the Company causes all of its Subsidiaries to make transfers of net cash and cash equivalents upstream to the Company, and the Company shall continue to follow such ordinary course of business. The Company shall not make net transfers of cash and cash equivalents downstream to its Subsidiaries except in the ordinary course of business consistent with past practice.

      SECTION 5.10. ERISA COMPLIANCE. The Loan Parties shall, and shall cause each of their Subsidiaries and ERISA Affiliates to, establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the Code, all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans

      SECTION 5.11. COMPANY STATUS. The Company shall at all times (a) remain publicly traded with securities listed on the New York Stock Exchange and (b) except in the case of W. P. Carey International LLC or as the result of a disposition otherwise permitted under this Agreement, retain 100% ownership of all Borrowers.

      SECTION 5.12. ADDITIONAL BORROWERS.

            (a) If, after the Closing Date, a Domestic Subsidiary that is not a Borrower (i) owns an Unencumbered Eligible Project, (ii) receives fees under a Management Contract or (iii) is a Wholly-Owned REIT Subsidiary, then the Company shall cause such Domestic Subsidiary to become a Borrower under this Agreement and to execute and deliver a joinder agreement in substantially the form of EXHIBIT 5.12.

            (b) Other than during the continuance of a Default, at the request of the Company, a Borrower shall be released by the Administrative Agent from its obligations as a Borrower hereunder if and when it (i) does not own any Projects that are Unencumbered Eligible Projects, (ii) does not receive any fees under any Management Contracts and (iii) does not have any Loans outstanding or Letters of Credit issued on its behalf; provided that a Wholly-Owned REIT Subsidiary may only be released from its obligations as a Borrower with the consent of the Required Lenders.

                                   ARTICLE VI.

                               NEGATIVE COVENANTS

      Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Loan Parties covenant and agree with the Lenders that:

      SECTION 6.1. FINANCIAL COVENANTS

            (a) Maximum Leverage. As of the last day of each fiscal quarter of the Company, Total Outstanding Indebtedness shall not exceed 60% of Total Value.

            (b) Maximum Secured Debt. As of the last day of each fiscal quarter of the Company, the sum of (i) Total Secured Outstanding Indebtedness plus
      (ii) Indebtedness of Subsidiaries that is permitted under clause (E) of
      Section 6.1(f)(ii) shall not exceed 50% of Total Value.

            (c) Minimum Combined Equity Value. The Combined Equity Value as of the last day of each fiscal quarter of the Company shall not be less than the sum of (i) $550,000,000 plus (ii) an amount equal to 85% of the Fair Market Value of all Net Offering Proceeds received by the Company after the Closing Date.

            (d) Minimum Fixed Charge Coverage Ratio. As of the last day of each fiscal quarter of the Company, the ratio of (i) Adjusted Total EBITDA for such fiscal quarter to (ii) Fixed Charges for such fiscal quarter shall not be less than 1.75 to 1.0.

            (e) Maximum Dividend Payout. The Company shall not make any Restricted Payment during any fiscal quarter, which, when added to all Restricted Payments made during such fiscal quarter and the three immediately preceding fiscal quarters, exceeds ninety (90%) of Adjusted Total EBITDA for the four preceding fiscal quarters; provided that the Company shall not make any Restricted Payments during the existence and continuation of an Event of Default. For purposes of this provision, "Restricted Payment" means (i) any dividend or other distribution on any equity securities of the Company (except dividends payable solely in equity securities of the Company or in rights to subscribe for or purchase equity securities of the Company) and (ii) payments in excess of $10,000,000 a year on account of the purchase, redemption, retirement or acquisition of (A) any equity securities of the Company or (B) any option, warrant or other right to acquire equity securities of the Company.

            (f) Recourse Indebtedness.

                  (i) The Company will not create, incur, assume or permit to exist any Secured Indebtedness other than (A) Nonrecourse Indebtedness and (B) Indebtedness that is recourse to the Company in an aggregate amount not to exceed the greater of $50,000,000 and 5% of Total Value outstanding at any time.

                  (ii) The Company will not permit any Subsidiary to, and no
            Subsidiary shall, create, incur, assume or permit to exist any Indebtedness other than (A) Indebtedness hereunder, (B) Indebtedness of any Subsidiary to the Company, (C) Nonrecourse Indebtedness, (D) Indebtedness of a Subsidiary (other than a Borrower) to a Subsidiary

            (other than a Borrower) and (E) Indebtedness that is recourse to such Subsidiary, but only if such Subsidiary is not a Borrower, was formed solely to own or make a loan in respect of a particular Project, and does not engage in any business other than the ownership or financing of such Project.

      SECTION 6.2. LIENS. The Loan Parties will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

            (a) Permitted Encumbrances;

            (b) Liens with respect to Capital Leases of equipment entered into in the ordinary course of business of the Loan Parties; and

            (c) Liens securing Secured Indebtedness, the incurrence of which is not prohibited by this Article VI.

      SECTION 6.3. FUNDAMENTAL CHANGES.

            (a) The Loan Parties will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except (i) if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, any Person may merge into a Loan Party or a Subsidiary in a transaction in which such Loan Party or such Subsidiary is the surviving corporation, subject to the requirements of Section 5.12,
      (ii) any Loan Party or any Subsidiary may sell, lease, transfer or otherwise dispose of its assets to another Loan Party or another Subsidiary, subject to the requirements of Section 5.2(b) and Section 5.12, (iii) any Subsidiary (other than a Borrower) may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders, and (iv) if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing the sale of stock of a Subsidiary (other than a Borrower), subject to the requirements of Section 5.2(b). For purposes of clarification, nothing in this Section 6.3 shall prevent the issuance, transfer, conversion or repurchase of limited liability interests in the Company.

            (b) The Loan Parties will not, and will not permit any of their Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Loan Parties and their Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

            (c) The Loan Parties will not, and will not permit any Subsidiary to, at any time cause or permit its certificate of formation, limited liability company agreement, certificate of limited partnership, partnership agreement, articles of incorporation, by-laws, or other charter documents, as the case may be, to be modified, amended or supplemented in any respect whatsoever, without, in each case, the express prior written consent or approval of the Administrative Agent, if such changes would materially adversely affect the rights of the Administrative Agent or the Lenders hereunder or under any of the other Loan Documents;

      provided that if such prior consent or approval is not required, such Loan Party shall nonetheless notify the Administrative Agent in writing promptly after such event

      SECTION 6.4. HEDGING AGREEMENTS. The Loan Parties will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which a Loan Party or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

      SECTION 6.5. TRANSACTIONS WITH AFFILIATES. Neither the Loan Parties nor any of their Subsidiaries shall directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder or holders of more than 5% of any class of equity securities of the Company, or with any Affiliate of the Company which is not its Subsidiary, on terms that are less favorable to the Company or any of its Subsidiaries, as applicable, than those that might be obtained in an arm's length transaction at the time from Persons who are not such a holder or Affiliate. Nothing contained in this
Section 6.5 shall prohibit (a) increases in compensation and benefits for officers and employees of the Loan Parties or any of their Subsidiaries which are customary in the industry or consistent with the past business practice of such Loan Party or such Subsidiary, provided that no Default has occurred and is continuing; (b) payment of customary partners' indemnities; (c) performance of any obligations arising under the Loan Documents; and (d) any Restricted Payment permitted by Section 6.1(e).

                                  ARTICLE VII.

                                EVENTS OF DEFAULT

      SECTION 7.1. EVENTS OF DEFAULT. Any of the following shall constitute an Event of Default:

            (a) a Loan Party shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

            (b) a Loan Party shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

            (c) any representation or warranty made or deemed made by or on behalf of a Loan Party or any Subsidiary in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect when made or deemed made;

            (d) a Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.2, 5.3 (with respect to the Company or any Borrower's existence), 5.5(b), 5.8 or 5.11(a) or in Article VI;

            (e) a Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in clause (a), (b) or (d) of this Section 7.1), and such failure shall continue unremedied for a

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      period of 30 days after notice thereof from the Administrative Agent to the Company (which notice will be given at the request of any Lender);

            (f) a Loan Party or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

            (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to Secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

            (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of a Loan Party or any Material Subsidiary or any of their debts, or of a substantial part of any of their assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for a Loan Party or any Material Subsidiary or for a substantial part of any of their assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

            (i) a Loan Party or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for a Loan Party or any MATERIAL Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

            (j) a Loan Party or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

            (k) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 (excluding judgments entered in respect of Nonrecourse Indebtedness and judgments entered in respect of Indebtedness permitted under clause (E) of Section 6.1(f)(ii)) shall be rendered against a Loan Party or any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment;

            (l) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding $5,000,000; or

            (m) a Change in Control shall occur;

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            then, and in every such event (other than an event with respect to any Loan Party described in clause (h) or (i) of this Section 7.1), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take one or more of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Loan Parties accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties, (iii) require cash collateral as contemplated by Section 2.6(j), and (iv) enforce any rights and exercise any rights and remedies available under any Loan Document or otherwise; and in the case of any event with respect to any Loan Party described in clause (h) or (i) of this Section 7.1, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Loan Parties accrued hereunder, shall automatically become due and payable and all LC Exposure shall be required to be cash collateralized, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties.

      SECTION 7.2 APPLICATION OF FUNDS. After the exercise of remedies provided for in Section 7.1 (or after the Loans have automatically become immediately due and payable and the LC Exposure has automatically been required to be cash collateralized as set forth above, any amounts received on account of the Obligations shall be applied in the following order:

            First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article II) payable to the Administrative Agent in its capacity as such;

            Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Fronting Fees) payable to the Lenders, the Issuing Banks and the Swing Line Lender (including fees, charges and disbursements of counsel to the respective Lenders, the Issuing Banks and the Swing Line Lender and amounts payable under Article II), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

            Third, to payment of that portion of the Obligations constituting accrued and unpaid Fronting Fees and interest on the Loans, LC Exposure and other Obligations, ratably among the Lenders, the Swing Line Lender and the Issuing Banks in proportion to the respective amounts described in this clause Third payable to them;

            Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and LC Exposure, ratably among the Lenders, the Swing Line Lender and the Issuing Banks in proportion to the respective amounts described in this clause Fourth held by them;

            Fifth, to the Administrative Agent for the account of the Issuing Banks, to cash collateralize that portion of LC Exposure comprised of the aggregate undrawn amount of Letters of Credit; and

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

            Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Company or as otherwise required by Law.

Subject to Section 2.6, amounts used to cash collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

                                  ARTICLE VIII.

                                    THE AGENT

      SECTION 8.1. APPOINTMENT. Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

      SECTION 8.2. ADMINISTRATIVE AGENT'S RIGHT AS LENDER. The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

      SECTION 8.3. EXCULPATORY PROVISIONS. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.2), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.2) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default (other than a Default existing as a result of a failure to pay principal, interest or fees hereunder when due) unless and until written notice thereof is given to the Administrative Agent by the Company or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

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      SECTION 8.4. RELIANCE BY AGENTS. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

      SECTION 8.5. SUB-AGENTS. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent of such Related Parties, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

      SECTION 8.6. RESIGNATION/SUCCESSOR ADMINISTRATIVE AGENT. Subject to the appointment and acceptance of a successor Administrative Agent, as provided in this paragraph, (a) the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Company and (b) the Required Lenders may remove the Administrative Agent in the event of the Administrative Agent's gross negligence or willful misconduct. Upon any such resignation or removal, the Required Lenders shall have the right, in consultation with the Company (so long as no Event of Default has occurred and is continuing), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank; provided that such successor Administrative Agent shall have total assets of not less than $10,000,000,000; and provided further that if the Administrative Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and thereafter (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Banks directly, until such time as the Required Lenders appoint and the Company consents to a successor Administrative Agent as provided for above in this Section. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the resignation of the Administrative Agent, the provisions of this Article and
Section 9.3 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

      Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as an Issuing Bank and Swing Line Lender. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, (A) such successor shall succeed to and

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become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank and Swing Line Lender, (B) the retiring Issuing Bank and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (C) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit.

      SECTION 8.7. NON-RELIANCE ON ADMINISTRATIVE AGENT OR OTHER LENDERS. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

      SECTION 8.8. CO-SYNDICATION AGENTS, DOCUMENTATION AGENT AND SOLE LEAD ARRANGER AND SOLE BOOK RUNNER. Each entity which is identified on the cover hereof as a "Co-Syndication Agent", "Documentation Agent", "Co-Agent" or "Sole Lead Arranger and Sole Book Runner" shall not have any duties or obligations under this Agreement or any other Loan Document in its capacity as such.

                                   ARTICLE IX.

                                  MISCELLANEOUS

      SECTION 9.1. NOTICES

            (a) Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (i) if to the Company or any other Loan Party: W.P. Carey &
            Co. LLC, 50 Rockefeller Plaza, New York, New York 10020, Attention of Mark DeCesaris, Chief Financial Officer (Telecopy No. 212-492-8922);

                  (ii) if to the Administrative Agent:

                        (A) for payments and Requests for Credit Extensions:
                  Bank of America, N.A., Bank of America Plaza, 901 Main Street, TX1-492-14-04, Dallas, Texas 75202-3714, Attention of Jennifer
                  A. Ollek, Credit Services Representative (Telephone, 214-209-2642, Fax, 214-290-8374, Email,
                  Jennifer.a.ollek@bankofamerica.com);

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

                        (B) for other notices as Administrative Agent: Bank of
                  America, N.A. One Independence Center, 101 North Tryon Street, Charlotte, NC 28255, Attention of Randy S. Pino, Agency Management Officer, (Telephone, 704-387-5451, Fax, 704-409-0319, Email, randy.s.pino@bankofamerica.com);

                  (iii) if to Bank of America, N.A., as Issuing Bank: Bank of
            America, N.A., Trade Operations, 1000 West Temple Street, CA9-705-07-05, Los Angeles, California 90012-1514, Attention of Sandra M. Leon, Operations Consultant (Telephone, 213-580-8369, Fax, 213-580-8440, Email, Sandra.m.leon@bankofamerica.com);

                  (iv) if to the Swing Line Lender: Bank of America, N.A, Bank
            of America Plaza, 901 Main Street, TX1-492-14-04, Dallas, Texas 75202-3714, Attention of Jennifer A. Ollek, Credit Services Representative (Telephone, 214-209-2642, Fax, 214-290-8374, Email, Jennifer.a.ollek@bankofamerica.com); and

                  (v) if to any other Lender or to any other Issuing Bank, to it at its address (or telecopy number) set forth in its Administrative Questionnaire or as otherwise communicated in writing to the Company and the Administrative Agent.

      All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

            (b) Electronic Communications. Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or any Issuing Bank pursuant to Article II if such Lender or such Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Company or any Loan Party may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

      Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

            (c) Communication through Internet. In no event shall the Administrative Agent or any of its Related Parties (collectively, the "Agent Parties") have any liability to any Loan Party, any Lender, the Issuing Banks or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Loan Party's or the Administrative Agent's transmission of information through the Internet, except to the extent that

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      such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Loan Party, any Lender, the Issuing Banks or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

            (d) Change of Address, Etc. Each of the Loan Parties, the Administrative Agent, the Issuing Banks and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Company, the Administrative Agent, the Issuing Banks and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

            (e) Reliance by Administrative Agent, Issuing Banks and Lenders. The Administrative Agent, the Issuing Banks and the Lenders shall be entitled to rely and act upon any notices (including telephonic Borrowing Requests) purportedly given by or on behalf of the Company even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

      SECTION 9.2. WAIVERS; AMENDMENTS.

            (a) No failure or delay by the Administrative Agent, an Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks, the Swing Line Lender and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by a Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph
      (b) of this Section 9.2, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

            (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Required Lenders or by the Company and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) change the Commitment or the Note of any Lender without the written consent of such Lender (other than pursuant to an assignment under Section 9.4 or a reduction of Commitments under Section 2.9), (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,

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

      (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, or permit the expiration date of any Letter of Credit to be after the date specified in clause (ii) of Section 2.6(c), without the written consent of each Lender affected thereby (other than extensions of the Maturity Date in accordance with Section 2.5), (iv) change Section 2.18(b) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender or (vi) release the Guarantor from its obligations under Article X; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Swing Line Lender or the Issuing Banks hereunder without, in addition, the prior written consent of the Administrative Agent, the Swing Line Lender or the Issuing Banks, as the case may be; provided, further, SCHEDULE 1.1(a) may be amended by the Company without the consent of the Required Lenders solely to update the information contained therein. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by the Designating Lender on behalf of its Designated Bank affected thereby, (a) subject such Designated Bank to any additional obligations, (b) reduce the principal of, interest on, or other amounts due with respect to, the Designated Bank Note made payable to such Designated Bank, or (c) postpone any date fixed for any payment of principal of, or interest on, or other amounts due with respect to, the Designated Bank Note made payable to such Designated Bank.

      SECTION 9.3. EXPENSES; INDEMNITY; DAMAGE WAIVER.

            (a) The Company shall pay, or cause to be paid, (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facility provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by an Issuing Bank in connection with the issuance, amendment or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Banks, the Swing Line Lender or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Banks, the Swing Line Lender or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

            (b) The Company shall indemnify the Administrative Agent, the Issuing Banks, the Swing Line Lender and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or any request therefor,

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      or the use of the proceeds therefrom (including any refusal by an Issuing
      Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned, leased or operated by a Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to the Loan Parties or any of their Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee.

            (c) To the extent that the Company fails to pay, or cause to be paid, any amount required to be paid by it to the Administrative Agent, the Swing Line Lender or an Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Swing Line Lender or such Issuing Bank, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Swing Line Lender or such Issuing Bank in its capacity as such.

            (d) To the extent permitted by applicable law, a Loan Party shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

            (e) All amounts due under this Section shall be payable promptly after written demand therefor.

      SECTION 9.4. SUCCESSORS AND ASSIGNS.

            (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that the Loan Parties may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by a Loan Party without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks, the Swing Line Lender and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

            (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender or a Lender Affiliate, the Company (so long as no Event of Default has occurred and is continuing), the Administrative Agent, the Swing Line Lender and the Issuing Banks must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the

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      case of an assignment to a Lender or a Lender Affiliate or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Company (so long as no Event of Default has occurred and is continuing) and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not apply to rights in respect of outstanding Competitive Loans or the right of the Swing Line Lender as to Swing Line Loans, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,000 and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement arising from and after the date of such assignment (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.3). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section. If the consent of the Company is required pursuant to this Section 9.4, and the Company does not respond to the Administrative Agent's request for consent within five Business Days of such request, the consent shall be deemed given.

            (c) The Administrative Agent shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Loan Parties, the Administrative Agent, the Issuing Banks, the Swing Line Lender and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Loan Party, the Issuing Banks, the Swing Line Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

            (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 9.4 and any written consent to such assignment required by paragraph (b) of this Section 9.4, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

            (e) Any Lender may, without the consent of or notice to the Loan Parties, the Administrative Agent, the Swing Line Lender or the Issuing Banks, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and

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      obligations under this Agreement (including all or a portion of its
      Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Loan Parties, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.2(b) that affects such Participant. Subject to paragraph (f) of this Section 9.4, the Loan Parties agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and
      2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.8 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

            (f) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with Section 2.17(e) as though it were a Lender.

            (g) Any Lender may at any time pledge or assign or grant a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment or grant of a security interest to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment or grant of a security interest; provided that no such pledge or assignment or grant of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee or grantee for such Lender as a party hereto.

            (h) Any Lender (each, a "Designating Lender") may at any time designate one Designated Bank to fund Competitive Loans on behalf of such Designating Lender subject to the terms of this Section 9.4(h) and the provisions in Sections 9.4(b) and (e) shall not apply to such designation. No Lender may designate more than one Designated Bank. The parties to each such designation shall execute and deliver to the Administrative Agent for its acceptance a Designation Agreement. Upon such receipt of an appropriately completed Designation Agreement executed by a Designating Lender and a designee representing that it is a Designated Bank, the Administrative Agent will accept such Designation Agreement and will give prompt notice thereof to the Company, whereupon, (i) the Borrowers shall execute and deliver to the Designating Bank a Designated Bank Note payable to the order of the Designated Bank, (ii) from and after the effective date specified in the Designation Agreement, the Designated Bank shall become a party to this Agreement with a right to make Competitive Loans on behalf of its Designating Lender pursuant to Section 2.4 after a Borrower has accepted a Competitive Loan (or portion thereof) of such Designating Lender, and (iii) the Designated Bank shall not be required to make payments with respect to any obligations in this Agreement except to the extent of excess cash flow of such Designated Bank which is not otherwise required to repay obligations of such Designated Bank which are then due and payable; provided, however, that regardless of such

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      designation and assumption by the Designated Bank, the Designating Lender shall be and remain obligated to the Loan Parties, the Administrative Agent, the Issuing Banks and the other Lenders for each and every of the obligations of the Designating Lender and its related Designated Bank with respect to this Agreement, including, without limitation, any indemnification obligations hereunder and any sums otherwise payable to the Loan Parties by the Designated Bank. Each Designating Lender shall serve as the administrative agent of the Designated Bank and shall on behalf of, and to the exclusion of, the Designated Bank: (i) receive any and all payments made for the benefit of the Designated Bank and (ii) give and receive all communications and notices and take all actions hereunder, including, without limitation, votes, approvals, waivers, consents and amendments under or relating to this Agreement and the other Loan Documents. Any such notice, communication, vote, approval, waiver, consent or amendment shall be signed by the Designating Lender as administrative agent for the Designated Bank and shall not be signed by the Designated Bank on its own behalf but shall be binding on the Designated Bank to the same extent as if actually signed by the Designated Bank. The Loan Parties, the Administrative Agent, the Issuing Banks and the Lenders may rely thereon without any requirement that the Designated Bank sign or acknowledge the same. No Designated Bank may assign or transfer all or any portion of its interest hereunder or under any other Loan Document, other than assignments to the Designating Lender which originally designated such Designated Bank.

      SECTION 9.5. SURVIVAL. All covenants, agreements, representations and warranties made by the Company herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Banks, the Swing Line Lender or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and
9.3 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments, the resignation of the Administrative Agent, an Issuing Bank or the Swing Line Lender or the termination of this Agreement or any provision hereof.

      SECTION 9.6. COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns in accordance with Section
9.4. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

      SECTION 9.7. SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the

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remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

      SECTION 9.8. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any or all of the Loan Parties against any of and all the obligations of the Loan Parties now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

      SECTION 9.9. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

            (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

            (b) Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement against any other party or their properties in the courts of any jurisdiction.

            (c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section 9.9. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

      SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING

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WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN
INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

      SECTION 9.11. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

      SECTION 9.12. CONFIDENTIALITY. Each of the Administrative Agent, the Issuing Banks, the Swing Line Lender and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement,
(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivatives transaction relating to the Company and its obligations, (g) with the consent of the Company, (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, an Issuing Bank, the Swing Line Lender or any Lender on a non-confidential basis from a source other than the Company, or (i) to the extent provided in Section 9.16. For the purposes of this Section, "Information" means all information received from any Loan Party relating to the Loan Parties or their business, other than any such information that is available to the Administrative Agent, an Issuing Bank, the Swing Line Lender or any Lender on a non-confidential basis prior to disclosure by a Loan Party. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

      SECTION 9.13. INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

      SECTION 9.14. NO BANKRUPTCY PROCEEDINGS. Each of the Loan Parties, the Administrative Agent, the Issuing Banks and the Lenders hereby agrees that it will not institute against any Designated Bank or join any other Person in instituting against any Designated Bank any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any federal or state bankruptcy or similar law, until the later to occur of (i) one year and one day after the payment in full of the latest maturing commercial paper note issued by such Designated Bank and (ii) the Maturity Date.

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      SECTION 9.15. USA PATRIOT ACT. Each Lender hereby notifies each of the
Loan Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of the Company and other information that will allow such Lender to identify such Loan Party in accordance with the Act.

      SECTION 9.16. NO ADVISORY OR FIDUCIARY RESPONSIBILITY.

      Each of the Loan Parties acknowledges and agrees that the Administrative Agent and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, including, without limitation, providing debt financing, equity capital or other services (including financial advisory services) to other companies, and neither the Administrative Agent nor its Affiliates has any obligation to disclose any of such interests to the Loan Parties or their respective Affiliates. Furthermore, each of the Loan Parties acknowledges and agrees that in connection with all aspects of each transaction contemplated by this Credit Agreement, the Borrower, on the one hand, and the Administrative Agent and its Affiliates, on the other hand, have arms-length business relationships that create no fiduciary duty on the part of any party hereto, and each Loan Party expressly disclaims any fiduciary relationship.

      SECTION 9.17. JOINT AND SEVERAL LIABILITY OF BORROWERS.

            (a) Each of the Borrowers is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Administrative Agent, the Issuing Banks and the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.

            (b) Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them.

            (c) If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation.

            (d) The Obligations of each Borrower under the provisions of this
      Section 9.17 constitute the absolute and unconditional, full recourse Obligations of each Borrower enforceable against each such Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

            (e) Except as otherwise expressly provided in this Agreement, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any Loans made or Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by the Administrative Agent, the Issuing Banks or the Lenders, or any of them, under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of

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      every kind in connection with this Agreement (except as otherwise provided in this Agreement). To the extent permitted by applicable law, each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Administrative Agent, the Issuing Banks or the Lenders, or any of them, at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Administrative Agent, Issuing Banks or the Lenders, or any of them, in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of the Administrative Agent, Issuing Banks or the Lenders, or any of them, with respect to the failure by any Borrower to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 9.17 afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its Obligations under this Section 9.17, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of such Borrower under this
      Section 9.17 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower under this Section 9.17 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower or the Administrative Agent, the Issuing Banks or the Lenders, or any of them. The joint and several liability of each Borrower hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, constitution or place of formation of any of the Borrowers or the Administrative Agent, the Issuing Banks or the Lenders, or any of them.

            (f) The provisions of this Section 9.17 are made for the benefit of the Administrative Agent, the Issuing Banks, the Lenders and their respective successors and assigns, and may be enforced by it or them from time to time against any or all Borrowers as often as occasion therefor may arise and without requirement on the part of Administrative Agent, Issuing Banks or any Lender, successor or assign first to marshal any of its or their claims or to exercise any of its or their rights against any Borrower or to exhaust any remedies available to it or them against any Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 9.17 shall remain in effect until all of the Obligations shall have been indefeasibly paid in full or otherwise fully satisfied. If, at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Administrative Agent, Issuing Banks or any Lender upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, the provisions of this Section 9.17 will forthwith be reinstated in effect, as though such payment had not been made.

            (g) Each Borrower hereby agrees that it will not enforce any of its rights of contribution or subrogation against any other Borrower with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to the Administrative Agent, an Issuing Bank or any Lender with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against the other Borrowers with respect to any payments to the Administrative Agent, an Issuing Bank or any Lender hereunder or under any other Loan Documents is hereby expressly made subordinate and junior in right of payment, including without limitation, as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to the other Borrowers therefor.

            (h) Notwithstanding any provision to the contrary contained herein or in any of the other Loan Documents, to the extent the obligations of any Borrower shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Borrower hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code of the United States).

            (i) Each Borrower hereby appoints the Company to act as its agent for all purposes under this Agreement (including, without limitation, with respect to all matters related to the borrowing and repayment of Loans and the issuance of Letters of Credit) and agrees that (i) the Company may execute such documents on behalf of the Borrowers as the Company deems appropriate in its sole discretion and the Borrowers shall be obligated by all of the terms of any such document executed on their behalf, (ii) any notice or communication delivered by the Administrative Agent or any Lender to the Company shall be deemed delivered to each Borrower and (iii) the Administrative Agent, the Issuing Banks or the Lenders may accept, and be permitted to rely on, any document, instrument or agreement executed by the Company on behalf of the Borrowers.

                                   ARTICLE X.

                                    GUARANTY

SECTION 10.1. THE GUARANTY.

      The Guarantor hereby guarantees to each Lender, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantor hereby further agrees that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

      Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, the obligations of the Guarantor under this Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state law.

SECTION 10.2. OBLIGATIONS UNCONDITIONAL.

      The obligations of the Guarantor under Section 10.1 are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Obligations, any of the Loan Documents or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 10.2 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances. The Guarantor agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against any Borrower for amounts paid under this
Article X until such time as the Obligations have been paid in full, the Commitments have expired or terminated, there exists no obligation of any Issuing Bank to issue a Letter of Credit and all Letters of Credit have been fully drawn or expired. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantor hereunder, which shall remain absolute and unconditional as described above:

            (a) at any time or from time to time, without notice to the Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

            (b) any of the acts mentioned in any of the provisions of any of the Loan Documents between any Loan Party and any Lender, or any other agreement or instrument referred to in the Loan Documents shall be done or omitted;

            (c) the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents between any Loan Party and any Lender, or any other agreement or instrument referred to in the Loan Documents shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

            (d) any Lien granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Obligations shall fail to attach or be perfected; or

            (e) any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of the Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of the Guarantor).

      With respect to its obligations hereunder, the Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever (other than notices to the Guarantor which are specifically required under a Loan Document to which the Guarantor is a party), and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents between any Loan Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Loan Documents or against any other Person under any other guarantee of, or security for, any of the Obligations.

SECTION 10.3. REINSTATEMENT.

      The obligations of the Guarantor under this Article X shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, the reasonable fees, charges and disbursements of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

SECTION 10.4. CERTAIN ADDITIONAL WAIVERS.

      The Guarantor further agrees that it shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 10.2 and through the exercise of rights of contribution pursuant to Section 10.6.

SECTION 10.5. REMEDIES.

      The Guarantor agrees that, to the fullest extent permitted by law, as between the Guarantor, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 7.1 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 7.1) for purposes of Section 10.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantor for purposes of Section 10.1.

SECTION 10.6. GUARANTY OF PAYMENT; CONTINUING GUARANTEE.

      The guarantee in this Article X is a guaranty of payment and not of collection, is a continuing guaranty, and shall apply to all Obligations whenever arising.

                  [Remainder of Page Intentionally Left Blank]

      IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

COMPANY:                              W. P. CAREY & CO.  LLC,
                                      a Delaware limited liability company

                                      By:    /s/ Robert C. Kehoe
                                             -----------------------------------
                                      Name:  Robert C. Kehoe
                                      Title: First Vice President and Treasurer

BORROWERS:       CORPORATE PROPERTY ASSOCIATES,
                 a California limited partnership
                      By: CAREY MANAGEMENT LLC, its General Partner
                          By: W. P. CAREY & CO. LLC, its sole member

                 CORPORATE PROPERTY ASSOCIATES 4,
                 A CALIFORNIA LIMITED PARTNERSHIP
                      By: CAREY MANAGEMENT LLC, its General Partner
                          By: W. P. CAREY & CO. LLC, its sole member

                 CORPORATE PROPERTY ASSOCIATES 6 -
                 A CALIFORNIA LIMITED PARTNERSHIP
                      By: CAREY MANAGEMENT LLC, its General Partner
                          By: W. P. CAREY & CO. LLC, its sole member

                 CORPORATE PROPERTY ASSOCIATES 9, L.P.,
                 A DELAWARE LIMITED PARTNERSHIP
                      By: CAREY MANAGEMENT LLC, its General Partner
                          By: W. P. CAREY & CO. LLC, its sole member

                 CD UP LP,
                 a Delaware limited partnership
                      By: BILL CD LLC, its General Partner
                          By: W. P. CAREY & CO. LLC, its sole member

                 VENICE (CA) LP,
                 a Delaware limited partnership
                      By: CA (ADS) LLC, its General Partner
                          By: W. P. CAREY & CO. LLC, its sole member

                 (CA) CHC LP,
                  a Delaware limited partnership
                      By: CITRUS HEIGHTS (CA) GP, LLC, its General Partner
                          By: W. P. CAREY & CO. LLC, its sole member

                 DRAYTON PLAINS (MI), LLC,
                 a Delaware limited liability company
                      By: W. P. CAREY & CO. LLC, its sole member

                 QRS 11-2 (AR), LLC,
                 a Delaware limited liability company
                      By: W. P. CAREY & CO. LLC, its sole member

                 QRS 10-18 (FL), LLC,
                 a Delaware limited liability company
                      By: W. P. CAREY & CO. LLC, its sole member

                 QRS 11-12 (FL), LLC,
                 a Delaware limited liability company
                      By: W. P. CAREY & CO. LLC, its sole member

                     QRS 11-14 (NC), LLC,
                     a Delaware limited liability company
                          By: W. P. CAREY & CO. LLC, its sole member

                     ABI (TX) LIMITED PARTNERSHIP,
                     a Delaware limited partnership
                          By: ABI (TX) LLC, its General Partner
                              By: W. P. CAREY & CO. LLC, its sole member

                     BUD LIMITED LIABILITY COMPANY,
                     a Tennessee limited liability company
                          By: W. P. CAREY & CO. LLC, its sole member

                     WALS (IN) LLC,
                     a Delaware limited liability company
                          By: W. P. CAREY & CO. LLC, its sole member

                     TORREY PINES LIMITED PARTNERSHIP,
                     A CALIFORNIA LIMITED PARTNERSHIP
                          By: TORREY PINES, LLC, its General Partner
                              By: W. P. CAREY & CO. LLC, its sole member

                     CAREY TECHNOLOGY PROPERTIES II LLC,
                     a Delaware limited liability company
                          By: W. P. CAREY & CO. LLC, its sole member

                     By: /s/ Robert C. Kehoe
                         -----------------------------------------------
                     Name:  Robert C. Kehoe
                     Title: First Vice President and Treasurer of W. P.
                            Carey & Co. LLC

                     BROOMFIELD PROPERTIES CORP.,
                     a Colorado corporation

                     PAPER LIMITED LIABILITY COMPANY,
                     a Delaware limited liability company

                     By: /s/ Robert C. Kehoe
                         -----------------------------------------------
                     Name:  Robert C. Kehoe
                     Title: President of each of the above Borrowers

                    BUILD (CA) QRS 12-24, INC.,
                    a California corporation

                    By: /s/ Robert C. Kehoe
                        -----------------------------------------------
                    Name:  Robert C. Kehoe
                    Title: First Vice President and Treasurer

                    SPEC (CA) QRS 12-20, INC.,
                    a California corporation

                    By: /s/ Robert C. Kehoe
                        -----------------------------------------------
                    Name:  Robert C. Kehoe
                    Title: First Vice President and Treasurer

                    W.P. CAREY INTERNATIONAL LLC,
                    a Delaware limited liability company

                    By: /s/ Edward V. LaPuma
                        -----------------------------------------------
                    Name:  Edward V. LaPuma
                    Title: President, Board Member

                    CAREY ASSET MANAGEMENT CORP.,
                    a Delaware corporation

                    By: /s/ Donna M. Neiley
                        -----------------------------------------------
                    Name:  Donna M. Neiley
                    Title: Senior Vice President

                    CAREY REIT, INC.,
                    a Maryland corporation

                    By: /s/ Thomas Zacharias
                        -----------------------------------------------
                    Name:  Thomas Zacharias
                    Title: Chief Operating Officer

ADMINISTRATIVE
AGENT:                  BANK OF AMERICA, N.A.,
                        as Administrative Agent

                        By: /s/ Mollie S. Canup
                            -----------------------------------------------
                        Name:  Mollie S. Canup
                        Title: VP; Agency Management Officer III

LENDERS:        BANK OF AMERICA, N.A.,
                as a Lender, Issuing Bank and Swing Line Lender

                By: /s/ Steven B. Carlson
                    -----------------------------------------------
                Name:  Steven B. Carlson
                Title: Vice President

                THE BANK OF NEW YORK

                By: /s/ David Applebaum
                    -----------------------------------------------
                Name:  David Applebaum
                Title: Vice President

                JPMORGAN CHASE BANK, N.A.

                By: /s/ Sharon R. Harris
                    -----------------------------------------------
                Name:  Sharon R. Harris
                Title: Senior Vice President

                PNC BANK, NATIONAL ASSOCIATION

                By: /s/ Brian P. Kelly
                    -----------------------------------------------
                Name:  Brian P. Kelly
                Title: Vice President

                CHARTER ONE BANK, N.A.

                By: /s/ Florentina Djulvezan
                    -----------------------------------------------
                Name:  Florentina Djulvezan
                Title: Vice President

                EUROHYPO AG NEW YORK BRANCH

                By: /s/ John Lippmann
                    -----------------------------------------------
                Name:  John Lippmann
                Title: Director

                By: /s/ John Hayes
                    -----------------------------------------------
                Name:  John Hayes
                Title: Vice President

                     WELLS FARGO BANK, NATIONAL ASSOCIATION

                     By: /s/ Jan LaChapelle
                         -----------------------------------------------
                     Name:  Jan LaChapelle
                     Title: Relationship Manager

                     KBC BANK N.V.

                     By: /s/ Francis X. Payne
                         -----------------------------------------------
                     Name:  Francis X. Payne
                     Title: Vice President

                     By: /s/ Robert Snauffer
                         -----------------------------------------------
                     Name:  Robert Snauffer
                     Title: First Vice President

                     COMERICA BANK

                     By: /s/ Adam Sheets
                         -----------------------------------------------
                     Name:  Adam Sheets
                     Title: Account Officer

                                 SCHEDULE 1.1(a)

                             LENDERS AND COMMITMENTS

Lender                                    Commitment    Applicable Percentage
--------------------------------------   ------------   ---------------------
Bank of America, N.A.                    $ 35,000,000       14.000000000%
The Bank of New York                     $ 33,000,000       13.200000000%
JPMorgan Chase Bank, N.A.                $ 33,000,000       13.200000000%
PNC Bank, National Association           $ 33,000,000       13.200000000%
Charter One Bank, N.A.                   $ 33,000,000       13.200000000%
Eurohypo AG New York Branch              $ 30,000,000       12.000000000%
Wells Fargo Bank, National Association   $ 23,000,000        9.200000000%
KBC Bank N.V.                            $ 20,000,000        8.000000000%
Comerica Bank                            $ 10,000,000        4.000000000%
TOTAL                                    $250,000,000      100.000000000%

                                 SCHEDULE 1.1(b)

                                    CPA REITS

1.    Corporate Property Associates 14 Incorporated

2.    Corporate Property Associates 15 Incorporated

3.    Corporate Property Associates 16 - Global Incorporated

4.    Corporate Property Associates 17 - Global Incorporated

                                  SCHEDULE 3.6

                                DISCLOSED MATTERS

The matters described in Item 3 of the Financial Statements on Form 10-K for the period ended December 31, 2006.